UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Kohlberg Capital Corporation

(Name of Registrant as Specified in Its Charter)

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KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York 10017

April 20, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Kohlberg Capital Corporation to be held on Friday, June 10, 2011 at 9:00 a.m., local time, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,
Dayl W. Pearson President and Chief Executive Officer

KOHLBERG CAPITAL CORPORATION

Annual Meeting of Shareholders
New York, New York

Friday, June 10, 2011
Meeting begins at 9:00 a.m.  •  Doors open at 8:30 a.m.
Offices of Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036

Principal executive offices of Kohlberg Capital Corporation:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Kohlberg Capital Corporation:

Notice is hereby given that the 2011 Annual Meeting of Shareholders of Kohlberg Capital Corporation (“we,” “Kohlberg Capital” or the “Company”) will be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 on Friday, June 10, 2011 at 9:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect as directors three director nominees identified in the proxy statement, each for a term of three years;
2.	To approve the Company’s Amended and Restated Non-Employee Director Plan;
3.	To approve, in a non-binding vote, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion;
4.	To recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company’s named executive officers;
5.	To ratify the selection of Grant Thornton LLP as the independent registered public accountant of the Company for the current year; and
6.	To transact such other business as may properly come before the meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 10, 2011: The proxy statement and 2010 annual report are available at www.proxyvote.com.

It is expected that the Notice of Annual Meeting, this proxy statement and the form of proxy card will first be mailed to stockholders on or about April 25, 2011. The Company’s 2010 Annual Report on Form 10-K for the year ended December 31, 2010 accompanies this proxy statement. On or about April 25, 2011, the Company will also begin mailing a Notice of Internet Availability of Kohlberg Capital’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2010, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on April 19, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,
Michael I. Wirth Secretary April 20, 2011

i

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and Kohlberg Capital requests that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

ii

KOHLBERG CAPITAL CORPORATION

Notice of 2011 Annual Meeting of Shareholders,
Proxy Statement and Other Information

iii

KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York
(212) 455-8300

PROXY STATEMENT

INTRODUCTION

The enclosed proxy, for use at the 2011 Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York on Friday, June 10, 2011 and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. As used in this proxy statement, the terms “we,” “us,” “our,” “Company” or “Kohlberg Capital” refer to Kohlberg Capital Corporation.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving notice of revocation to Kohlberg Capital in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or in open meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or by voting at the open meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1: Election of Directors”; “FOR” the proposal to approve the Company’s Amended and Restated Non-Employee Director Plan; “FOR” the proposal to approve, in a non-binding vote, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; to recommend, in a non-binding vote, holding the advisory vote to approve the compensation of the Company’s named executive officers EVERY YEAR; and “FOR” the ratification of the selection of Grant Thornton LLP as the independent registered public accountant of the Company for the current year.

Kohlberg Capital will bear the expense of the solicitation of proxies for the Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company. The Company will also reimburse its transfer agent, American Stock Transfer & Trust Company, Broadridge Financial Solutions, Inc. and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

It is expected that the Notice of Annual Meeting, this proxy statement and the form of proxy card will first be mailed to stockholders on or about April 25, 2011. The Company’s 2010 Annual Report on Form 10-K for the year ended December 31, 2010 accompanies this proxy statement. On or about April 25, 2011, the Company will also begin mailing a Notice of Internet Availability of Kohlberg Capital’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2010, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2011 Annual Meeting of Shareholders was the close of business on April 19, 2011 (the “Record Date”). On the Record Date, there were 22,806,567 shares of common stock, par value $0.01 per share, the Company’s only voting securities, outstanding and entitled to cast an aggregate of 22,806,567 votes on all matters subject to a vote at the Meeting. Each share of common stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of common stock represented in person or by proxy, including shares present at the Meeting and voting for certain routine discretionary matters but for which the nominee or broker had received no authority to vote on non-discretionary matters (“broker non-votes”) and shares which abstain or do not otherwise vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Vote Required for Proposal 1: Election of Directors

The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. Abstentions and broker non-votes, if any, will not be included in vote totals and will not affect the outcome of the voting on the election of directors. According to The Nasdaq Global Select Market listing standards, brokers will not have discretionary authority to vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Proposal 2: Proposal to Approve the Company’s Amended and Restated Non-Employee Director Plan

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to approve the Company’s Amended and Restated Non-Employee Director Plan. Under applicable law and the Company’s bylaws, abstentions are counted as present at the Meeting and, accordingly, will have the same effect as a “no” vote. Pursuant to The Nasdaq Global Select Market listing standards, brokers will not have discretionary authority to vote on this proposal and, therefore, will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

Vote Required for Proposal 3: Proposal to Approve, in a Non-Binding Vote, the Compensation Paid to the Company’s Named Executive Officers

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Pursuant to The Nasdaq Global Select Market listing standards, brokers will not have discretionary authority to vote on this proposal and, therefore, will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Vote Required for Proposal 4: Proposal to Approve, in a Non-Binding Vote, the Frequency of an Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. Pursuant to The Nasdaq Global Select Market listing standards, brokers will not have discretionary authority to vote on this proposal and, therefore, will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of holding the vote every year. As an advisory vote, this proposal is not binding upon the Company. However, the Board will consider the outcome of the vote when determining the frequency of holding the advisory vote to approve the compensation of the Company’s named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Vote Required for Proposal 5: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountant for the current year. Under applicable law and the Company’s bylaws, abstentions are counted as present at the Meeting and, accordingly, will have the same effect as a “no” vote. Pursuant to The Nasdaq Global Select Market listing standards, brokers will have discretionary authority to vote on this proposal, even absent instructions from the beneficial holders. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Meeting:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of Directors	Plurality of Votes Cast	No
Proposal 2: Approval of the Company’s Amended and Restated Non-Employee Director Plan	Majority of Votes Cast	No
Proposal 3: Advisory Vote on Executive Compensation	Not Applicable (Shareholder Preference Only)	No
Proposal 4: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Not Applicable (Shareholder Preference Only)	No
Proposal 5: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Additional Solicitation

If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. Abstentions and broker non-votes will not have any effect on the result of the vote for adjournment.

Also, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

PROPOSAL 1:

ELECTION OF DIRECTORS

Kohlberg Capital has a classified Board currently consisting of two directors with terms expiring in 2013 (Class I), three directors with terms expiring in 2011 (Class II) and two directors with terms expiring in 2012 (Class III). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the three Class II director nominees will stand for election to a three-year term expiring at the 2014 Annual Meeting of Shareholders. None of the nominees is being proposed for election pursuant to any agreement or understanding between him and the Company, and there are no family relationships among our executive officers and directors. The persons named in the enclosed proxy will vote to elect Albert G. Pastino, C. Michael Jacobi and Samuel P. Frieder as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class II director and of each continuing member of the Board. Information with respect to their business experience, other publicly-held companies on which they serve as a director and the number of shares of Kohlberg Capital’s common stock beneficially owned by each of them appears later in this proxy statement. All of the following directors and executive officers began their tenure with the Company in 2006, except, with respect to his capacity as a director, Dayl Pearson, who was appointed as a member of the Board in 2008.

Nominees for Election (Class II Directors)

Name	Age	Position
Independent Directors
Albert G. Pastino	69	Director
C. Michael Jacobi	69	Director

Name	Age	Position
Non-Independent Director
Samuel P. Frieder(1)	46	Director and Vice-President

(1)	Mr. Frieder is not an Independent Director because he is an officer of the Company. In this proxy statement, the term “Independent Directors” refers to directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

THE BOARD RECOMMENDS THAT THE
SHAREHOLDERS VOTE “FOR” THE ABOVE NOMINEES

Continuing Directors

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2013 (Class I Directors)

Name	Age	Position
Independent Directors
C. Turney Stevens	60	Director
Gary Cademartori	69	Director

Directors with Terms Expiring in 2012 (Class III Directors)

Name	Age	Position
Non-Independent Directors
Christopher Lacovara(1)	46	Chairman and Vice President; Vice President of Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”)
Dayl W. Pearson(1)	56	Director; President and Chief Executive Officer

(1)	Messrs. Lacovara and Pearson are not Independent Directors because they are officers of the Company.

Executive Officers (expected to continue in office through 2011)

Name	Age	Position
Dayl W. Pearson	56	Director; President and Chief Executive Officer
Michael I. Wirth	52	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary
E.A. Kratzman III	59	Vice President; President of Katonah Debt Advisors
R. Jon Corless	59	Chief Investment Officer
Daniel P. Gilligan	38	Vice President; Director of Portfolio Administration of Katonah Debt Advisors

DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION

The following is a summary of certain biographical information concerning the Company’s directors and executive officers:

Independent Directors

C. Turney Stevens

Mr. Stevens has served on Kohlberg Capital’s Board since December 2006 and serves on the Valuation Committee and the Compensation Committee of the Board. Mr. Stevens is the Dean of the College of Business at Lipscomb University. Mr. Stevens retired as the Founder, Chairman and CEO of Harpeth Companies, LLC, a diversified financial services company that is the parent company of Harpeth Capital, LLC and Harpeth Consulting, LLC. Prior to founding Harpeth in 1999, Mr. Stevens was a founder and Chairman of Printing Arts America, Inc. From 1986 to 1994, Mr. Stevens served in various capacities at Rodgers Capital Corporation, a middle market investment banking firm focused on mergers and acquisitions and private institutional equity transactions, including as President. In 1973, Mr. Stevens founded PlusMedia, Inc., a magazine publishing company that he later sold to a public company in 1982. Mr. Stevens began his career at Tennessee Securities, a Nashville investment banking firm, which was one of the region’s leaders in helping to capitalize early-stage and growth-stage companies. Mr. Stevens graduated from David Lipscomb University in 1972 and received an Executive M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1981. He now serves as the Dean of the College of Business and Professor of Management at Lipscomb University. He is a 2007 graduate of the Directors’ College at the Anderson School of Management at UCLA and is certified as a public company director by Institutional Shareholder Services. As a result of these and other professional experiences, Mr. Stevens possesses particular knowledge and experience in financial services, business management and investment banking that strengthen the Board’s collective qualifications, skills and experience.

Albert G. Pastino

Mr. Pastino has served on Kohlberg Capital’s Board since December 2006 and is the Chair of the Audit Committee of the Board. Mr. Pastino is a Managing Director at Kildare Capital and was formerly the Senior Managing Director at Amper Investment Banking. Kildare Capital focuses on capital formation, mergers and acquisitions and strategic advisory assignments. After leaving an affiliate of Kohlberg & Co., L.L.C. (“Kohlberg & Co.”) in June 1997, Mr. Pastino worked as an investor, CFO and Chief Operating Officer at a variety of companies and was involved in all aspects of financial and general management, reporting and fundraising for a variety of companies, including Aptegrity, Inc., Bolt, Inc., AmTec, Inc. and Square Earth, Inc. From 1976 to 1986, he was a partner at Deloitte & Touche LLP and was in charge of its Emerging Business Practice. Mr. Pastino is a member of the Small Business Advisory Board of the Financial Accounting Standards Board, a member of the Board of New Eyes for the Needy, a not-for-profit organization headquartered in New Jersey. Mr. Pastino is a graduate of Saint Joseph’s University and received an Executive M.B.A. degree from Fairleigh Dickinson University. He also attended the Harvard Business School Executive Management Program for Small Business and is a certified public accountant. As a result of these and other professional experiences, Mr. Pastino possesses particular knowledge and experience in corporate finance, strategic planning, and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Michael Jacobi

Mr. Jacobi has served on Kohlberg Capital’s Board since December 2006 and serves on the Audit Committee of the Board. Mr. Jacobi is also the owner and President of Stable House, LLC, a company engaged in real estate development. From 2001 to 2005, Mr. Jacobi served as the President, CEO and member of the board of directors of Katy Industries, Inc., a portfolio company of investment funds affiliated with Kohlberg & Co., which is involved in the manufacture and distribution of maintenance products. Mr. Jacobi was the President and CEO of Timex Corporation from 1993 to 1999, and he was a member of the board of directors of Timex Corporation from 1992 to 2000. Prior to 1993, he served Timex Corporation in senior positions in marketing, sales, finance and manufacturing. Mr. Jacobi received a B.S. from the University of Connecticut, and he is a certified public accountant. Mr. Jacobi is currently Chairman of the board of directors of Sturm, Ruger & Co., Inc. and a member of the board of directors of Webster Financial Corporation and Corrections Corporation of America. He serves as the audit committee chairman of the board of directors of Webster Financial Corporation and Corrections Corporation of America. As a result of these and other professional experiences, Mr. Jacobi possesses particular knowledge and experience in corporate finance, accounting, investment management and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Gary Cademartori

Mr. Cademartori has served on Kohlberg Capital’s Board since December 2006, is the Chairman of the Compensation Committee of the Board and serves on the Audit Committee of the Board. Mr. Cademartori is also a partner in Wall Street Technology Group, LLC, a company engaged in financial and technology consulting and executive mentoring to create more value for companies involved in business change. Previously, Mr. Cademartori was a financial consultant for less than one year in 1998 and, from 1999 to 2005, a partner in Tatum CFO Partners, LLP, serving as an interim CFO and rendering financial consulting services for middle market Securities and Exchange Commission (“SEC”) reporting and privately-held companies. From 1995 to 1998, Mr. Cademartori served in the capacity of CFO for Schrader-Bridgeport International, Inc. Between 1981 and 1995, Mr. Cademartori served as the CFO of Charter Power Systems, Inc., Athlone Industries, Inc., Formica Corporation, and Butler International, Inc., all of which were mid-sized companies listed on the New York Stock Exchange. Prior to 1981, Mr. Cademartori was an audit partner in Touche Ross & Co., an international accounting firm. Mr. Cademartori received his M.B.A. degree in Finance and International Business from Seton Hall University, and he is a certified public accountant. He serves on the Small Business Advisory Committee of the Financial Accounting Standards Board, and on the board of directors of Marotta Controls, Inc. and Harvard Maintenance, Inc. As a result of these and other professional experiences, Mr. Cademartori possesses particular knowledge and experience in corporate finance, accounting, and business management that strengthen the Board’s collective qualifications, skills and experience.

Non-Independent Directors

Christopher Lacovara, Vice President

Mr. Lacovara has served on Kohlberg Capital’s Board since December 2006 and is also the Chairman of the Board, the Chairman of the Valuation Committee of the Board, a Vice President of the Company and a member of the Management Committee of Katonah Debt Advisors. Mr. Lacovara is a Partner of Kohlberg & Co., a leading middle market private equity firm, which he joined in 1988. Kohlberg & Co. has invested approximately $2.5 billion of equity capital in over 100 middle market platform and add-on acquisitions with a combined transaction value of over $7 billion. From 1987 to 1988, he was an Associate in the Mergers and Acquisitions Department at Lazard Freres & Company. Prior to that he was a Financial Analyst in the Corporate Finance Department of Goldman, Sachs & Co. Mr. Lacovara received a A.B. in History from Harvard College, a B.E. in Engineering Sciences from Hofstra University and a Master of Science in Civil Engineering from Columbia University. Mr. Lacovara serves on the boards of directors of a number of private companies as well as on the boards of directors of AGY Holding Corp. and Katy Industries, Inc. As a result of these and other professional experiences, Mr. Lacovara possesses particular knowledge and experience in corporate finance, corporate governance, strategic planning, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

Dayl W. Pearson, Director, President and CEO

Mr. Pearson has served as Kohlberg Capital’s President and Chief Executive Officer since December 2006 and has served on Kohlberg Capital’s Board since June 2008. Mr. Pearson has more than 33 years of banking and finance experience and has focused primarily on middle market credit intensive transactions, completing over $5 billion of financings over the past 15 years. From 1997 to 2006, he was a Managing Director at CIBC in the Leveraged Finance and Sponsor Coverage Group specializing in middle market debt transactions. Mr. Pearson was responsible for originating and executing more than $3 billion of transactions including senior loans, high-yield securities, mezzanine investments and equity co-investments. Prior to joining CIBC, Mr. Pearson was instrumental in developing the middle market leveraged finance business of IBJ Schroder from 1992 through 1997. In 1995, he became responsible for the entire $500 million leveraged finance portfolio and was involved in approving all new senior and mezzanine commitments. Previously, he was a senior lending officer in First Fidelity Bank’s middle market lending group primarily focused on restructurings, and prior to that Mr. Pearson invested in distressed securities. Mr. Pearson began his career at Chase Manhattan Bank after receiving a B.A. from Claremont Men’s College and an M.B.A. from the University of Chicago. As a result of these and other professional experiences, Mr. Pearson possesses particular knowledge and experience in corporate finance, leverage finance, corporate credit and portfolio management that strengthen the Board’s collective qualifications, skills and experience.

Samuel P. Frieder, Vice President

Mr. Frieder has served on Kohlberg Capital’s Board since December 2006, serves on the Valuation Committee of the Board and is a Vice President of the Company. Mr. Frieder joined Kohlberg & Co., a leading middle market private equity firm, in 1989 and became a Partner in 1995 and co-managing partner in 2006. Kohlberg & Co. has invested approximately $2.5 billion of equity capital in over 100 middle market platform and add-on acquisitions with a combined transaction value of over $7 billion. From 1988 to 1989 he was a senior associate in the Capital Funding Group at Security Pacific Business Credit. Prior to that, he was a senior real estate analyst at Manufacturers Hanover Trust Company. Mr. Frieder received an A.B. from Harvard College. Mr. Frieder serves on the board of directors of a number of private companies as well as on the Management Committee of Katonah Debt Advisors. Mr. Frieder also serves on the board of directors of AGY Holding Corp., Bauer Performance Sports, Ltd., BioScrip, Inc., Katy Industries, Inc. and Stanadyne Corp. As a result of these and other professional experiences, Mr. Frieder possesses particular knowledge and experience in corporate finance, corporate governance, corporate and business development, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

Executive Officers

Michael I. Wirth, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer

Mr. Wirth joined Kohlberg Capital in 2006 and has over 28 years of experience in the financial services sector and has managed over $2 billion in real estate debt and equity securities and advised or structured over $15 billion in structured real estate debt. Prior to joining the Company, from 2003 to 2006, Mr. Wirth was a co-founder, CFO and Executive Vice President of New York Mortgage Trust, a mortgage REIT that completed its initial public offering in 2004. Mr. Wirth served from 2002 to 2003 as CFO of Newcastle Investment Corp., a mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and CFO of Charter Municipal Mortgage Acceptance Company (now known as Centerline Holding Company), a multi-family residential finance company, American Mortgage Acceptance Company, a mortgage REIT, and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. From 1983 to 1997, Mr. Wirth was a senior manager with Deloitte & Touche LLP and specialized in transaction, valuation and consulting services to the real estate and financial services industries. Mr. Wirth currently serves on the board of directors and is chairman of the Audit Committee of Quontic Bank and serves on the board of directors for the Young Survival Coalition, a not-for-profit group dedicated to address the critical issues related to breast cancer. Mr. Wirth received a B.B.A. from Georgia State University and is a member of the American Institute of Certified Public Accountants.

R. Jon Corless, Chief Investment Officer

Mr. Corless joined Kohlberg Capital and Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, in 2006 as part of their middle market team. Mr. Corless has over 30 years of experience in high-yield and leveraged credits. Prior to joining the Company, Mr. Corless was a Credit Risk Manager for Trimaran Debt Advisors, a CLO manager. Prior to joining Trimaran Debt Advisors, Mr. Corless spent 15 years as a Senior Credit Risk Manager for CIBC with risk management responsibility for media and telecommunications, high-yield, middle market, and mezzanine loan portfolios. Before joining CIBC, Mr. Corless worked at Bank of America NA in Corporate Finance and at Bankers Trust Company. Mr. Corless received a B.A. from Wesleyan University.

E.A. Kratzman, Vice President; President of Katonah Debt Advisors

Mr. Kratzman has primary responsibility for the overall management and direction of the business activities of Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, since May 2005, and also serves as a Vice President of Kohlberg Capital. Mr. Kratzman oversees portfolio management, trading, structuring, analytics and operations at Katonah Debt Advisors and serves as chairman of the Company’s Investment Committee. Mr. Kratzman has over 30 years of leveraged finance experience. Mr. Kratzman has previously been at Rabobank International in New York where he was the Head of CLO Management. Prior to that he was employed at First Union’s Institutional Debt Management Group (“IDM”), where he was Head of Portfolio Management and one of three co-founders. Prior to IDM, Mr. Kratzman was with Société Générale, New York and, prior to that, he was Co-Head of the Asset Recovery Group at Deutsche Bank North America in New York. From 1985 to 1996, Mr. Kratzman was employed by Westpac Banking Corporation. From 1993 to 1996, Mr. Kratzman was Senior Vice President and Chief Credit Officer for the Americas Division. He holds a B.A. from Hobart College and an M.B.A. in finance from Rutgers University, and is a graduate of the Executive Management Program at J.L. Kellogg Graduate School of Management.

John M. Stack, Vice President; Managing Director of Katonah Debt Advisors*

Mr. Stack has over 35 years of banking experience focusing on credit and is responsible for the oversight of the investment analysts and credit processes of Katonah Debt Advisors, Kohlberg Capital’s wholly-owned portfolio company, and also serves as a Vice President of Kohlberg Capital. Prior to joining Katonah Debt Advisors in 2005, Mr. Stack was a Managing Director at Société Générale where he headed the U.S. Leverage Finance Group. This Group provided senior, mezzanine and high-yield financing for leverage buyouts across a broad spectrum of industries. Previously, Mr. Stack had been with the New York office of The First National Bank of Chicago, where at various times he headed the Media Team, the Leverage Finance Team, the regional credit analysis group, and a corporate banking team. Mr. Stack began his banking career with Citibank where he completed credit analysis, corporate banking, secured lending and distressed loan management assignments in New York and Puerto Rico. Mr. Stack is a graduate of Fordham College and did post-graduate business studies at New York University.

*	Mr. Stack resigned effective December 30, 2010.

Daniel P. Gilligan, Vice President; Director of Portfolio Administration of Katonah Debt Advisors

Mr. Gilligan is the Director of Portfolio Administration for Katonah Debt Advisors and Kohlberg Capital Corporation. While at Katonah Capital, Mr. Gilligan was in charge of daily portfolio administration of its six CLOs. In addition, he was directly responsible for the wind down and sale of the respective six vehicles. Prior to joining Katonah Capital in 2004, Mr. Gilligan was a Relationship Officer in the Corporate Trust department for U.S. Bank (formerly Sate Street Corporate Trust Services). Prior to joining Sate Street in 1999, Mr. Gilligan was a Director of Management Services for Sodexho USA. Mr. Gilligan holds a B.A. from Fairfield University.

As a group, the directors associated with Kohlberg & Co. possess experience in owning and managing enterprises like the Company and are familiar with corporate finance, strategic business planning activities and issues involving stakeholders more generally.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Kohlberg Capital has a strong commitment to good corporate governance practices. These practices provide a framework within which Kohlberg Capital’s Board and management can pursue the strategic objectives of the Company and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Board.

The Company does not have a nominating committee, as the Board believes that the nomination procedure can best be effectuated by delegating to a majority of the directors of Kohlberg Capital who are Independent Directors the power to recommend director nominees for selection by the Board, in accordance with the Board’s resolution governing the nomination procedure. In executing this power, the Independent Directors determine the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more directors are to be elected, the Independent Directors will identify potential candidates to become members of the Board. In identifying potential candidates, the Independent Directors may consider candidates recommended by any of the Independent Directors or by any other source the Independent Directors deem appropriate. The Independent Directors may, but are not required to, retain a third party search firm at the Company’s expense to identify potential candidates.

The Independent Directors will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with the Company’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. The Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the Independent Directors’ slate of nominees in this proxy statement.

In considering and evaluating candidates, the Independent Directors may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on the Board;
•	relevant business and related industry experience;
•	educational background;
•	financial expertise;
•	experience with corporate governance matters;
•	an assessment of the candidate’s ability, judgment and expertise;
•	overall diversity of the composition of the Board;
•	the percentage of the Board represented by Independent Directors and whether a candidate would qualify as an Independent Director; and
•	such other factors as the Independent Directors deem appropriate.

The Independent Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Independent Directors or the Board decide not to nominate a member for re-election or if the Independent Directors recommend to expand the size of the Board, the Independent Directors identify the desired skills and experience of a new nominee in light of the criteria set forth above. Current Independent Directors and members of the Board provide suggestions as to individuals meeting the criteria considered by the Independent Directors. Consultants may also be engaged to assist in identifying qualified individuals.

The Board has affirmatively determined that the following directors are Independent Directors:

Gary Cademartori
C. Michael Jacobi
Albert G. Pastino
C. Turney Stevens

In fiscal year 2010, the Board of the Company met 11 times, and, except for the absence of Messrs. Lacovara and Pastino at one meeting, each of the meetings was attended by the full Board. It is the Company’s policy that Board members are encouraged, but not required, to attend the Company’s annual meetings of shareholders. All of the Board members attended the Company’s 2010 Annual Meeting of Shareholders.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides at all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of chairman of the board and chief executive officer are separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer; however, the Board believes that the separation of the offices of the chairman of the Board and chief executive officer is an integral part of good corporate governance and the succession planning process and that it is in the best interests of the Company to make this determination from time to time. Christopher Lacovara has served as chairman of the Board since our IPO and is not considered an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various Committees of the Board. Each Committee then regularly reports back to the full Board on the conduct of the Committee’s functions. The Board, as well as the individual Board Committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management, internal auditors and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’ compliance with legal and regulatory requirements.

The full Board regularly reviews the efforts of each of its Committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks

Valuation Committee

The Board has established a Valuation Committee. The Valuation Committee is composed of Messrs. Lacovara, Frieder and Stevens. Mr. Lacovara serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities. The Valuation Committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. The Board is ultimately and solely responsible for determining the fair value of portfolio investments. The Valuation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Valuation Committee met four times during 2010, and each of the meetings was attended by the full Valuation Committee.

Compensation Committee

The Board has established a Compensation Committee. The Compensation Committee is composed of Messrs. Cademartori and Stevens. As determined by the Board, each of the members of the Compensation Committee is an Independent Director and satisfies the independence requirements of The Nasdaq Global Select Market listing standards. Mr. Cademartori serves as Chairman of the Compensation Committee. The Compensation Committee determines compensation for Kohlberg Capital’s executive officers, in addition to administering the Company’s Amended and Restated 2006 Equity Incentive Plan and the Company’s 2008 Non-Employee Director Plan and, if approved at the Meeting, will administer the Company’s Amended and Restated Non-Employee Director Plan. The Compensation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board and making recommendations to the Board with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

The Compensation Committee met twice during fiscal year 2010, and each of the meetings was attended by the full Compensation Committee.

Audit Committee

The Board has established an Audit Committee. The Audit Committee is composed of Messrs. Pastino, Cademartori and Jacobi. As determined by the Board, each of the members of the Audit Committee is an Independent Director and satisfies the audit committee independence requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Nasdaq Global Select Market listing standards. Mr. Pastino serves as Chairman of the Audit Committee. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountant, the Company’s system of internal controls, the internal audit function, the Company’s code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

The Board has determined that all the members of the Audit Committee — Messrs. Pastino, Jacobi and Cademartori:

•	are independent, as independence for audit committee members is defined in Section 10A(m)(3) and Section 10C(a) of the Exchange Act and the SEC rules promulgated thereunder and Rule 5605(a)(2) and Rule 5605(b) of The Nasdaq Global Select Market listing standards;
•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and are audit committee financial experts; and
•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which, to the extent required by law, all auditing services and all permitted non-audit services to be rendered by the Company’s independent registered public accountant are pre-approved.

In fiscal year 2010, the Audit Committee held six meetings, and each of the meetings was attended by the full Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Board operates under a written charter adopted by the Board effective as of December 11, 2006. The charter can be found in the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Audit Committee is currently composed of Messrs. Pastino, Jacobi and Cademartori.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountant is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, as well as an independent audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Grant Thornton LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accountant in order to assure that the provision of such service does not impair the accountant’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the standards of the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the firm their independence. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

During 2010, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Accounting Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The Audit Committee also recommended the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the year ending December 31, 2011.

Respectfully Submitted,

The Audit Committee
Albert G. Pastino (Chair)
C. Michael Jacobi
Gary Cademartori

Code of Ethics

The Company has adopted a code of ethics that applies to its directors and officers. The code of ethics can be found on the Corporate Governance section of the Company’s website at www.kohlbergcap.com. The Company will report any amendments to or waivers of a required provision of the code of ethics on its website.

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Respectfully submitted,

Compensation Committee
Gary Cademartori (Chair)
C. Turney Stevens

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides you with a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors that have been considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of the Company’s named executive officers for 2010 (referred to as “named executive officers” in this proxy statement), who were:

•	Dayl W. Pearson, President and Chief Executive Officer;
•	Michael I. Wirth, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary;
•	E.A. Kratzman, Vice President; President of Katonah Debt Advisors;
•	R. Jon Corless, Chief Investment Officer.
•	John M. Stack, Vice President; Managing Director of Katonah Debt Advisors (until his resignation effective December 31, 2010); and
•	Daniel P. Gilligan, Vice President; Director of Portfolio Administration of Katonah Debt Advisors.

As described in greater detail below, the primary objectives of the Company’s executive compensation are to attract, retain and motivate the best possible executive talent. The table below highlights our current executive compensation practices and compensation components.

Term	Definition	Comments
Base Salary	Annualized Base Salary	Rewards individual performance and may vary with Company performance; generally represents approximately 40% to 60% of total compensation for the named executive officer.
Annual Bonus	Cash reward paid to executives on an annual basis; currently based on meeting both Company and individual annual financial targets	Rewards achievement of the Company and individual annual financial targets that are designed to drive the overall Company business and shareholder value; generally represents approximately 40% to 60% of total compensation of the named executive officer. For fiscal 2010, annual bonus awards were supplemented with special bonuses paid in April 2011.

Term	Definition	Comments
Long-Term Incentives	Long-term incentives that may provide value over multi-year period consisting of initial and annual awards; currently 100% restricted common stock	Rewards for Company’s stock price appreciation and acts as driver for longer term value. Restricted stock awards are currently viewed as the best fit for the Company.
Other Benefits	Health, life and disability insurance, 401(k) plan and other benefits	Broad-based benefits and perquisites necessary to be competitive in the marketplace.
Termination-Based Compensation	Compensation in case of involuntary termination without cause or by the named executive officer for good reason	An integral part of the Company’s employee retention program; tied to non-competition and non-solicitation obligations on the part of the named executive officers.

Overview of Executive Compensation Principles

Unless otherwise indicated, the discussion and analysis below relates to compensation of executive officers of both the Company and Katonah Debt Advisors, the Company’s wholly-owned portfolio company.

Executive compensation in 2010 reflected both the financial market conditions as well as the Company’s solid operating performance. In determining bonus awards for 2010 and salary increases for 2011, the Compensation Committee considered the following factors:

•	Selection and maintenance of strong credit characteristics for the investment portfolio — limited defaulted assets in the investment portfolio and limited realized losses relative to the overall market for such investments;
•	Payment of a dividend substantially out of current net investment income (as may be adjusted for non-recurring items), consistent with the Company’s goal not to rely on capital gains;
•	Stable dividend rate during 2010, reflecting current market conditions and operating performance;
•	The settlement of the Company’s dispute with its lenders and the effective management of the resulting asset sale; and
•	Comparison to compensation levels at other similar companies operating in the financial industry during the recent period of financial instability.

As a result, the Compensation Committee awarded 2010 performance bonuses to all of the named executive officers equal to or below their existing minimum target bonus amounts, with the exception of Messrs. Pearson and Wirth, who received bonus amounts of $500,000 and $400,000, respectively (in excess of their respective target performance-based cash bonus amounts of $450,000 and $375,000), and also determined that none of these individuals would receive merit increases to base salary in 2011. The bonus awards in excess of the target performance-based cash bonus amounts were made at the discretion of the Compensation Committee and were awarded, in part, for the recognition of various strategic efforts made during the recent period of general instability in the financial industry, which successfully stabilized the Company during the financial downturn.

Primary Objectives

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s operational performance. The structure of the executives’ base and incentive compensation is designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities;
•	participating in comprehensive due diligence with respect to the Company’s investments;
•	ensuring the most effective allocation of capital; and
•	working efficiently and developing relationships with other professionals.

Benchmarking of Compensation

Management develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the middle market lending industry and in particular other publicly-traded, internally managed business development companies (“BDCs”). The Company believes that the practices of this group of companies provide the Company with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with the Company for executives and other employees. For benchmarking executive compensation, the Company typically reviews the compensation data the Company has collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees and a similar investment portfolio as the Company.

Pay-for-Performance Philosophy

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data the Company reviews. The Company works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;
•	the individual’s role with the Company and the compensation paid to similar persons in the companies represented in the compensation data that the Company reviews;
•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the position;
•	comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of industry skills.

Setting and Assessment of Performance Goals; Role of Chief Executive Officer

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each individual employee. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer’s goals are approved by the Compensation Committee. Annual salary increases, annual bonuses and annual stock option awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals.

The performance goals for the Company’s Chief Executive Officer and other executive management are considered in the context of the performance of the broader financial industry and are as follows:

•	achievement of the Company’s dividend objectives (emphasizing both growth and stability);

•	growth of the Company’s investment portfolio;
•	maintenance of the credit quality and financial performance of the Company’s investment portfolio;
•	development of the Company’s human resources; and
•	development of the Company’s financial and information systems.

The performance goals for senior executives of Katonah Debt Advisors are as follows:

•	increase in Katonah Debt Advisors’ assets under management and diversification of such assets;
•	increase in revenue and income distributable by Katonah Debt Advisors to the Company;
•	performance of fund assets managed by Katonah Debt Advisors, particularly with respect to credit quality; and
•	development of Katonah Debt Advisors’ human resources.

The Company believes that the current performance goals are realistic “stretch” goals that should be reasonably attainable by management.

During the fourth calendar quarter, the Company evaluates individual and corporate performance against the written goals for the recently completed year. Consistent with the Company’s compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within the Company. This process leads to a recommendation for annual employee salary increases, annual stock-based compensation awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. The Company’s executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses and stock-based compensation awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including the Company’s executive officers, annual base salary increases, annual stock-based compensation awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Kohlberg Capital’s Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not named executive officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

•	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;
•	bonus payouts are not based solely on corporate performance, but also require achievement of individual performance objectives;
•	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;
•	the financial opportunity in the Company’s long-term incentive program is best realized through long-term appreciation of the Company’s stock price, which mitigates excessive short-term risk-taking; and

•	the allocation of compensation between cash and equity awards and the focus on stock-based compensation, including options and restricted stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Components

The Company’s compensation package consists of the following components, each of which the Company deems instrumental in motivating and retaining its executives:

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Company reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Company believes that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in companies of similar size to the Company. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The Company also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data the Company reviews if necessary and if the Company identifies significant market changes in the Company’s data analysis. Additionally, the Company adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals. As set forth in their employment agreements, Messrs. Pearson and Corless are currently eligible for annual performance-based cash bonuses of no less than $450,000 and $200,000, respectively; Mr. Wirth is currently eligible for an aggregate annual performance-based cash bonus from Kohlberg Capital and Katonah Debt Advisors of no less than $375,000; Mr. Kratzman is currently eligible for an annual bonus from Katonah Debt Advisors of no less than $650,000 and no more than $1,000,000; Mr. Stack was, prior to his resignation, eligible for target annual performance-based cash bonus from Katonah Debt Advisors of $175,000; and Mr. Gilligan is currently eligible for target annual performance-based contributions from Katonah Debt Advisors of $125,000. The amounts of the annual cash bonuses paid to Messrs. Pearson, Wirth and Corless are determined by the Compensation Committee of the Board. The amount of the annual cash bonuses paid to Messrs. Kratzman and Gilligan is determined, and the amount of the annual cash bonus paid to Mr. Stack was prior to his resignation determined, by the Management Committee of Katonah Debt Advisors. In each case, the annual bonus award is (or, in the case of Mr. Stack, was) based on the individual performance of each of Messrs. Pearson, Wirth, Corless, Kratzman, Stack and Gilligan and on the performance of the Company against goals established annually by the Board, in the case of Messrs. Pearson, Wirth and Corless, and by the Management Committee of Katonah Debt Advisors, in the case of Messrs. Kratzman, Stack and Gilligan, after consultation with the individual. All bonuses are subject to an annual increase, solely at the discretion of the Board or the Management Committee of Katonah Debt Advisors (as applicable), and in its discretion, the Compensation Committee or the Management Committee of Katonah Debt Advisors (as applicable) may award bonus payments to the Company’s executives above or below the amounts specified in their respective employment agreements.

The annual bonus awards paid to the named executive officers with respect to 2010 (shown in the “Non-Equity Incentive Plan” column of the Summary Compensation Table below) were equal to or below their existing minimum target bonus amounts, with the exception of Messrs. Pearson and Wirth, who received bonus amounts of $500,000 and $400,000, respectively (in excess of their respective target performance-based cash bonus amounts of $450,000 and $375,000).

In addition, on March 18, 2011, the Compensation Committee granted one-time cash bonus awards to Messrs. Pearson, Wirth and Corless in the amounts of $250,000, $200,000 and $100,000, respectively. These one-time cash bonus awards were in addition to the 2010 performance-based cash bonus awards and were paid in April 2011. These one-time bonus awards were made in recognition of, among other things, a satisfactory resolution of the Company’s litigation against its former lenders and replacing such source of capital with an alternative source and the successful completion of the asset sales necessary to repay the former lenders in full ahead of the scheduled maturity of the credit facility. Such awards were made at the discretion of the Compensation Committee and were considered in the context of the overall performance of the Company and the performance and/or efforts of the individual in the extraordinary circumstances under which the Company was operating.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that encourages long-term participation by the Company’s executive officers in equity-based awards. The Amended and Restated 2006 Equity Incentive Plan currently allows the grant to executive officers of stock options, restricted stock or other stock-based awards. The Company typically makes an initial equity award to certain new senior level employees and annual grants as part of the Company’s overall compensation program. All grants of awards pursuant to the Amended and Restated 2006 Equity Incentive Plan are approved by the Board. The Amended and Restated 2006 Equity Incentive Plan is designed to allow, but not require, the grant of awards that qualify under an exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, for “performance-based compensation.”

Initial stock-based awards.  Executives who join the Company are awarded initial grants of options or restricted stock. Options awarded as part of these grants have an exercise price equal to the fair market value of the Company’s common stock on the grant date. The vesting schedule and other terms of these awards are determined by the Board. The amount of the initial award is determined based on the executive’s position with the Company and an analysis of the competitive practices of companies similar in size to the Company represented in the compensation data that the Company reviews. The initial awards are intended to provide the executive with an incentive to build value in the organization over an extended period of time. The amount of the initial award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy. The grant date for awards for existing employees is the later of the date that the Board approved the grant or the date that the Company and the employee have reached a mutual understanding as to the amount and terms of such grant. For prospective employees, the grant date is the date upon which the Company and the employee have reached an agreement regarding the terms of employment and the terms of the award granted by the Board, and the employment has commenced (thus such date is typically the first day of employment). All of the grant dates are approved by the Board or the Compensation Committee.

Annual stock-based awards.  The Company’s practice is to make annual stock based awards as part of the Company’s overall performance management program. However, in 2010, no awards of shares of the Company’s restricted common stock were made to the named executive officers (with the exception of Mr. Kratzman, who received an award of restricted common stock pursuant to the terms of his employment agreement, as described below under “— Grants of Plan-Based Awards in Fiscal Year 2010”). The Compensation Committee believes that stock-based awards provide management with a strong link to long-term corporate performance and the creation of stockholder value. The Company intends that the annual aggregate value of these awards be set near competitive median levels for companies represented in the compensation data the Company reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. A pool of stock-based awards is reserved for executives and other officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. The Compensation Committee meets in the fourth quarter of each year to evaluate, review and recommend for the Board’s approval the annual stock-based award design, level of award and prospective grant date of such award for each named executive officer and the Chief Executive Officer. For promotions or new hires, the Compensation Committee approves the award in advance of the grant date, and the stock-based grant is awarded on the determined date at the Company’s closing market price per share. The Company uses a Binary Option Pricing Model (American, call option) to establish the expected value of all stock option grants.

Other Compensation

The Company and Katonah Debt Advisors maintain broad-based benefits and perquisites that are provided to all employees, including health, life and disability insurance and a 401(k) plan. The Company and Katonah Debt Advisors participate in a defined contribution plan for their executive officers and employees. In particular circumstances, the Company also utilizes cash signing bonuses when certain executives and senior non-executives join the Company. Such cash signing bonuses typically either vest during a period of less than a year or are repayable in full to the Company if the employee recipient voluntarily terminates employment with the Company prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, the Company will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create an additional incentive for an executive to join the Company in a position where there is high market demand.

Termination-Based Compensation

Severance.  If terminated without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, each of Messrs. Pearson, Wirth, Corless, Kratzman and Gilligan (or his designated beneficiary or estate) is entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months (one year in the case of Mr. Kratzman), the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Gilligan) may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month (one year in the case of Mr. Kratzman) anniversary of such termination so long as the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Gilligan) releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year or 18 months in the case of Mr. Kratzman) if he is terminated by the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Gilligan) within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

The initial terms of the employment agreements with Messrs. Pearson, Wirth and Corless expired on December 31, 2010 and the initial term of the employment agreement with Mr. Kratzman is set to expire on December 31, 2011. Upon their expiration, the agreements with Messrs. Pearson, Wirth, Corless and Kratzman automatically renew for successive one year periods unless terminated in writing by either party upon thirty days written notice. The employment agreement with Mr. Gilligan provides for an indefinite term. Notwithstanding the above, if the Company, in the case of Messrs. Pearson, Wirth or Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman and Gilligan, waives the non-competition provisions in the applicable employment agreements at any point after six months (one month in the case of Mr. Kratzman) from the date of termination, then the continued salary and benefits payments cease. All severance payments are conditioned on the execution of a signed release of claims in the form provided by the Company, in the case of Messrs. Pearson, Wirth and Corless, or by Katonah Debt Advisors, in the case of Messrs. Kratzman and Gilligan, and upon that release not being subsequently revoked. In determining whether to approve the terms of such severance arrangements, the Board, in the case of Messrs. Pearson, Wirth and Corless, and the Management Committee of Katonah Debt Advisors, in the case of Messrs. Kratzman and Gilligan, took into account that the employment agreements contain non-competition covenants that would be binding on the executives following their termination.

Acceleration of vesting of equity-based awards.  In general, all unvested options and unvested shares of restricted common stock held by an employee are forfeited immediately upon that employee’s termination, whether or not for cause. Under the Amended and Restated 2006 Equity Incentive Plan, however, the Board may, if it so chooses, provide in the case of any award for post-termination exercise provisions, including a provision that accelerates all or a portion of any award, but in no event may any award be exercised after its expiration date.

Conclusion

The compensation policies of the Company and Katonah Debt Advisors are designed to motivate and retain their respective senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 to the Company’s named executive officers. With respect to Mr. Gilligan, the table shows his compensation in fiscal 2010, the year when he became a named executive officer.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Dayl W. Pearson President and Chief Executive Officer	2010	400,000	(3)(4)	250,000	(4)(5)	—		—	500,000	(4)	62,439	(4)(6)	1,212,439	(4)
	2009	400,000	(4)(7)	—		—		—	450,000	(4)	99,586	(4)	949,586	(4)
	2008	375,000	(8)(9)	—		599,499		—	350,000		81,714		1,406,213
Michael I. Wirth Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary	2010	325,000	(3)(4)	200,000	(4)(5)	—		—	400,000		38,436	(4)(6)	963,436	(4)
	2009	325,000	(4)(7)	—		—		—	375,000	(4)	58,334	(4)	758,334	(4)
	2008	325,000	(4)(8)	—		259,195	(4)	—	325,000	(4)	49,591	(4)	958,786	(4)
E.A. Kratzman Vice President; President of Katonah Debt Advisors	2010	400,000	(3)(10)	—		500,000		—	1,100,000	(10)	122,890	(6)	2,122,890	(10)
	2009	400,000	(7)(10)	—		500,000		—	650,000	(10)	95,510		1,645,510	(10)
	2008	375,000	(8)(10)(11)	—		558,199		—	500,000	(10)	61,829		1,495,028	(10)
R. Jon Corless Chief Investment Officer	2010	250,000	(3)(4)	100,000	(4)(5)	—		—	200,000	(4)	17,781	(4)	567,781	(4)
	2009	250,000	(4)(7)	—		—		—	200,000	(4)	28,068	(4)	478,068	(4)
	2008	250,000	(8)	—		39,800		—	200,000		24,668		514,468
John M. Stack Vice President; Managing Director of Katonah Debt Advisors	2010	225,000	(3)(10)	—		—		—	175,000	(10)	9,427	(6)	409,427	(10)
	2009	225,000	(7)(10)	—		—		—	175,000	(10)	14,156		414,156	(10)
	2008	225,000	(8)(10)	—		27,400		—	150,000	(10)	12,256		414,656	(10)
Daniel P. Gilligan Vice President; Director of Portfolio Administration of Katonah Debt Advisors	2010	150,000	(3)(10)(12)	—		—		—	125,000	(10)	7,997	(6)	282,997	(10)

(1)	Represents the grant date fair market value of restricted stock grants in accordance with Financial Accounting Standards Board Accounting Standards Codification — Compensation — Stock Compensation (Topic 718) (January 2010) (“ASC 718”). Grant date fair value is based on the closing price of the Company’s common stock on the date of grant.
(2)	Annual performance-based cash bonus. As described in “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above, the annual bonuses of the named executive officers are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the year. The threshold, target and/or maximum amounts for the year 2010 bonus opportunity of each named executive officer (including the increases in the 2010 annual performance-based bonus for Messrs. Pearson and Wirth) are reported in the Grants of Plan-Based Awards in Year 2010 table below.
(3)	Represents actual cash salaries paid during 2010.
(4)	With respect to these periods, Messrs. Pearson, Wirth and Corless had their compensation allocated between Kohlberg Capital and Katonah Debt Advisors.
(5)	One-time cash bonus awards granted with respect to fiscal 2010 in March 2011. As described in “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above, these one-time cash bonus awards were in addition to the 2010 performance-based cash bonus awards reflected in the “Non-Equity Incentive Plan Compensation” column of this table and were paid in April 2011.

(6)	See the 2010 All Other Compensation Table below for a breakdown of these amounts, which consist of:
•	cash dividends on restricted stock granted or received upon conversion of previously granted options;
•	amounts received pursuant to the Katonah Debt Advisors Employee Savings and Profit Sharing Plan (the “Savings Plan”);
•	life insurance premiums; and
•	disability insurance premiums.

The Savings Plan is a defined benefit plan, and the Company matches an individual’s contribution up to a pre-set amount according to a specific formula.

2010 All Other Compensation Table

Name	Dividends on Restricted Stock ($)	Savings Plan ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Total ($)
Dayl W. Pearson	50,491	4,900	360	6,688	62,439
Michael I. Wirth	24,363	4,900	360	8,813	38,436
E.A. Kratzman	115,627	4,900	360	2,003	122,890
R. Jon Corless	8,333	4,900	360	4,188	17,781
John M. Stack	4,167	4,900	360	—	9,427
Daniel P. Gilligan	2,917	4,900	180	—	7,997
(7)	Represents actual cash salaries paid during 2009.
(8)	Represents actual cash salaries paid during 2008.
(9)	Mr. Pearson’s base salary was raised from $350,000 to $400,000 effective July 1, 2008.
(10)	Messrs. Kratzman and Gilligan receive, and Mr. Stack received, their salary and performance-based bonus from Katonah Debt Advisors.
(11)	Mr. Kratzman’s base salary was raised from $350,000 to $400,000 effective July 1, 2008.
(12)	Mr. Gilligan’s base salary was raised from $150,000 to $160,000 effective January 1, 2011.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table shows information regarding grants of plan-based cash and equity awards during the fiscal year ended December 31, 2010 received by the named executive officers.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares of Stock (#)		Grant Date Fair Value of Stock ($)
Name		Threshold ($)	Target ($)		Maximum ($)
Dayl W. Pearson	—	—	450,000	(2)(3)	(3)		—		—
Michael I. Wirth	—	300,000	375,000	(2)(3)	(3)		—		—
E.A. Kratzman	07/22/10	—	—		—		103,519	(4)	500,000	(5)
	—	—	650,000	(6)	1,000,000	(6)	—		—
R. Jon Corless	—	—	250,000	(3)	(3)		—		—
John M. Stack	—	—	175,000	(3)		(3)	—		—
Daniel P. Gilligan	—	—	125,000	(3)	(3)		—		—

(1)	The actual bonus awards earned with respect to 2010 and paid out in 2011 are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. These amounts do not reflect the one-time cash bonus awards granted to Messrs. Pearson, Wirth and Corless with respect to fiscal 2010 in March 2011, which are reported in the “Bonus” column of the Summary Compensation Table above. Annual performance-based bonuses to Messrs. Pearson, Wirth and Corless are allocated between Kohlberg Capital and Katonah Debt Advisors. Messrs. Kratzman and Gilligan receive, and Mr. Stack received prior to his resignation, their annual performance-based bonus from Katonah Debt Advisors.
(2)	With respect to fiscal 2010, Messrs. Pearson and Wirth were awarded annual performance-based cash bonuses above their respective targets in the amount of $500,000 and $400,000, respectively.
(3)	Bonus awards in any year (which could potentially exceed the minimum target) are determined by the Compensation Committee of the Board and are based on performance of the individual and that of the Company against goals established annually by the Board.
(4)	Awards of restricted stock granted under the Amended and Restated 2006 Equity Incentive Plan. In accordance with the terms of his employment agreement with the Company, the shares of restricted stock granted to Mr. Kratzman will vest in two equal installments on each of the third and fourth anniversaries of July 22, 2010, the grant date. Pursuant to the employment agreement, Mr. Kratzman is entitled to receive an annual grant of shares of the Company’s restricted common stock having a value of $500,000. There are no additional criteria (performance-based or otherwise) that would have to be met as a condition to vesting.
(5)	Represents the grant date fair value of the shares of restricted stock in accordance with ASC 718. Grant date fair value of the shares of restricted stock is based on the closing price of the Company’s common stock on the date of grant.
(6)	In addition to his base salary and annual bonus, Mr. Kratzman was entitled to receive up to three special bonuses of $150,000 each upon the receipt by Katonah Debt Advisors of all of the deferred subordinated fees from Katonah VII, VII and IX CLO Funds, respectively. Each such special bonus was paid during 2010 following the receipt of the applicable deferred fees.

The terms of compensation of each named executive officer are derived from employment agreements, as well as from annual performance reviews conducted by the Compensation Committee, in the case of Mr. Pearson, and by Mr. Pearson, in the case of the other named executive officers. See “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above for additional information. Annual base salary increases, annual stock option awards and cash bonuses, if any, for Mr. Pearson are determined by the Compensation Committee. Mr. Pearson recommends annual base salary increases, annual stock option awards and cash bonuses, if any, for the other named executive officers, which are reviewed and approved by the Compensation Committee.

Employment Agreements

The Company and/or Katonah Debt Advisors have entered into employment agreements with Messrs. Pearson, Wirth, Corless, Kratzman and Gilligan. The employment agreement with Mr. Stack was terminated effective upon his resignation at December 30, 2010 and was superseded as to certain terms by the letter agreement and the consulting agreement described below. Each of Messrs. Pearson, Wirth and Corless receives his salary, bonus, stock awards and benefits pursuant to their employment agreements with the Company. Messrs. Kratzman and Gilligan receive, and Mr. Stack received prior to his resignation, their salary, bonus and benefits pursuant to employment agreements with Katonah Debt Advisors. In addition, Mr. Kratzman receives any grants of restricted stock pursuant to his employment agreement with the Company.

Employment Agreements with Dayl W. Pearson, Michael I. Wirth and R. Jon Corless

As amended on August 5, 2009, each of the employment agreements with Messrs. Pearson, Wirth and Corless provides for an initial term ending on December 31, 2010 (subject to automatic one-year renewals thereafter as provided in their previous agreements) unless either party provides prior written notice (not later than 30 days prior to the expiration of the term) of his or its decision not to extend the term of the employment agreement. Under their respective employment agreements, Messrs. Pearson, Wirth and Corless are entitled to receive an annual base salary of $400,000, $325,000 and $250,000, respectively, and are eligible to earn annual performance-based cash bonuses of no less than $450,000, 375,000 and $200,000, respectively, to be paid, in each case, on or about January 31 of the succeeding calendar year. As amended, the employment agreements provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, the executive (or his designated beneficiary or estate) will be entitled to receive

(i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months, the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year) if he is terminated by the Company within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

Employment Agreements with E.A. Kratzman

As amended on August 5, 2009, Mr. Kratzman’s employment agreement with Katonah Debt Advisors provides for an initial term ending on December 31, 2011 (subject to automatic one-year renewals thereafter as previously provided unless terminated in writing by either party prior to the expiration of the term). In addition to his base salary and annual bonus, Mr. Kratzman was entitled to receive up to three special bonuses of $150,000, each upon the receipt by Katonah Debt Advisors of all of the deferred subordinated fees from Katonah VII, VII and IX CLO Funds, respectively, and each such special bonus was paid during 2010 following the receipt of such applicable deferred fees. As amended, the employment agreement provides that if Mr. Kratzman’s employment is terminated by Katonah Debt Advisors without cause, by him for good reason (each as defined in the employment agreement) or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement; provided, that if the remaining term of the agreement exceeds one year, Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the one-year anniversary of such termination so long as Katonah Debt Advisors releases Mr. Kratzman from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which Mr. Kratzman is entitled in respect of the year of termination, prorated to the date of termination (but in all cases based on an annual amount of no less than $650,000), all on the condition that he sign a release of claims. In addition to the benefits described above, Mr. Kratzman will be entitled to an extra six months of his base salary and contributions toward health insurance premiums (i.e., for a total of 18 months) if he is terminated by Katonah Debt Advisors within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

As amended effective January 1, 2008, Mr. Kratzman’s agreement with Kohlberg Capital provides for an indefinite term ending upon Mr. Kratzman’s resignation, death or removal with or without cause. Pursuant to his employment agreement with the Company, Mr. Kratzman is entitled to receive an annual grant of shares of the Company’s restricted common stock having a value of $500,000. Such restricted shares vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date and are subject to the terms set out in a restricted stock award agreement between Mr. Kratzman and the Company. The agreement also contains provisions regarding non-competition covenants.

Employment Agreement with Daniel P. Gilligan

As amended on August 13, 2009, Mr. Gilligan’s employment agreement with Katonah Debt Advisors provides for Mr. Gilligan to be employed as a Director of Portfolio Administration of Katonah Debt Advisors. The agreement provides for an indefinite term ending upon Mr. Gilligan’s resignation, death or removal with or without cause. The agreement provides for an annual base salary of $150,000 (which was increased to $160,000 effective January 1, 2011) and a target annual performance-based bonus from Katonah Debt Advisors of $125,000. The employment agreement provides that if Mr. Gilligan’s employment is terminated by Katonah Debt Advisors without cause or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums; provided, that Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point six months (or one year if Mr. Gilligan is terminated within 90 days of the completion of a change of control) after such termination; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which Mr. Gilligan is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that he sign a release of claims. His employment agreement also contains non-competition covenants and provisions governing termination, death and disability.

Consulting Agreement and Letter Agreement with John M. Stack

In connection with Mr. Stack’s resignation, on December 10, 2010, Katonah Debt Advisors entered into a letter agreement with Mr. Stack. The letter agreement became effective as of December 30, 2010 and superseded certain terms set forth in Mr. Stack’s employment agreement with Katonah Debt Advisors dated December 14, 2009 previously filed by the Company with the SEC and described in the Company’s prior SEC filings. In addition, effective as of January 1, 2011, Katonah Debt Advisors entered into a consulting agreement with Mr. Stack, pursuant to which Mr. Stack agreed to provide certain consultancy services to Katonah Debt Advisors and the Company as further described below.

Letter Agreement

Under the terms of the Letter Agreement, Mr. Stack continued to provide services to the Company and Katonah Debt Advisors on the terms set forth in the employment agreement until December 31, 2010, the effective date of his resignation. On such date, Mr. Stack forfeited all of his 3,334 then unvested shares of restricted stock in the Company and the Company and Katonah Debt Advisors ceased to provide Mr. Stack with the employee benefits described in his employment agreement, other than COBRA health care continuation coverage if elected by Mr. Stack. In accordance with the letter agreement, Mr. Stack received bonus compensation earned in 2010 pursuant to the employment agreement. The Company will continue to provide Mr. Stack with director’s and officer’s liability insurance coverage, on the same basis as is provided to other directors and officers of the Company, with respect to his service as an officer of the Company and Katonah Debt Advisors and relating to claims incurred prior to the effective date of his resignation.

Consulting Agreement

Under the terms of the consulting agreement, Katonah Debt Advisors has retained Mr. Stack as a consultant to provide services for Katonah Debt Advisors and the Company for a one-year period, subject to Katonah Debt Advisors’ right to extend the agreement for successive one-year terms on conditions (including amounts payable) that may differ from those currently set forth in the consulting agreement. Under the consulting agreement, Mr. Stack is entitled to receive from Katonah Debt Advisors (i) an initial consultancy fee of $16,030 per month for a six-month period beginning on the effective date of the consulting agreement, (ii) a subsequent consultancy fee of $20,180 per month for each of the remaining six-months under the consulting agreement, and (iii) a lump sum payment of $20,000 on July 31, 2011, subject to Mr. Stack’s continued provision of consulting services under the consulting agreement through such date. The consulting agreement may be terminated by Katonah Debt Advisors for cause at any time or by Mr. Stack for any reason upon 10 days’ prior notice. If the consulting agreement is terminated by Mr. Stack or by Katonah Debt Advisors for cause, Mr. Stack will be entitled to receive only those amounts previously earned under the consulting agreement but unpaid as of the termination date.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table shows unvested stock awards outstanding on December 31, 2010, the last day of the Company’s fiscal year, held by each of the named executive officers. There were no stock options awards held by any of the named executive officers outstanding on December 31, 2010.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)
Dayl W. Pearson	58,437	407,306
Michael I. Wirth	26,708	186,155
E.A. Kratzman	230,179	1,604,348
R. Jon Corless	6,666	46,462
John M. Stack(3)	—	—
Daniel P. Gilligan	2,334	16,268

(1)	The remaining unvested shares of restricted stock granted to Mr. Pearson will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 16,667 shares, on the third anniversary of such grant date. The remaining unvested shares of restricted stock granted to Mr. Wirth will vest, with respect to 16,708 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 10,000 shares, on the third anniversary of such grant date. The remaining unvested shares of restricted stock granted to Mr. Kratzman will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date; with respect to 84,889 shares, in two equal installments on each of the third and fourth anniversaries of August 5, 2009, the grant date; and with respect to 103,519 shares, in two equal installments on each of the third and fourth anniversaries of July 22, 2010, the grant date. The remaining unvested shares of restricted stock granted to Messrs. Corless and Gilligan will vest on the third anniversary of July 1, 2008, the grant date.
(2)	Computed by multiplying the number of unvested outstanding shares of restricted stock by $6.97, the closing market price of Kohlberg Capital’s common stock on December 31, 2010, the end of the last completed fiscal year.
(3)	Pursuant to the letter agreement described above under “— Employment Agreements — Consulting Agreement and Letter Agreement with John M. Stack,” Mr. Stack forfeited all of his 3,334 then unvested shares of restricted stock on December 30, 2010, the effective date of his resignation.

Option Exercises and Stock Vested in Fiscal Year 2010

The named executive officers did not hold or exercise any stock options during the fiscal year ended December 31, 2010. The shares of restricted stock held by the named executive officers that became vested in the fiscal year ended December 31, 2010 are set forth in the table below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dayl W. Pearson	16,667	85,168
Michael I. Wirth	10,000	51,100
E.A. Kratzman	15,000	76,650
R. Jon Corless	6,667	34,068
John M. Stack	3,333	17,032
Daniel P. Gilligan	2,333	11,922

(1)	Represents shares of restricted stock that became vested on July 1, 2010.
(2)	Computed by multiplying the number of shares of restricted stock that vested by $5.11, the closing market price of Kohlberg Capital’s common stock on July 1, 2010, the vesting date.

Pension Benefits

The Company does not have any benefit plans, other than qualified defined contribution plans or nonqualified defined contribution plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Termination of Employment and Change of Control Arrangements

Change of Control Arrangements in the Company’s Amended and Restated 2006 Equity Incentive Plan

Under the Amended and Restated 2006 Equity Incentive Plan, in the event of a Covered Transaction (as defined below), all outstanding, unexercised options, restricted stock awards and other stock-based awards granted under the Amended and Restated 2006 Equity Incentive Plan will terminate and cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions, as to some or all outstanding awards:

•	make any outstanding option exercisable in full;
•	remove any performance or other conditions or restrictions on any award;
•	in the event of a Covered Transaction under the terms of which holders of the shares of the Company will receive upon consummation thereof a payment for each such share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the awards) to the participant equal in the case of each affected award to the difference between (A) the fair market value of a share of common stock times the numbers of shares subject to such outstanding award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all shares subject to such outstanding award, in each case on such payment terms (which need not be the same as the terms of payment to holders of shares) and other terms, and subject to such conditions, as the Board determines; and
•	with respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or any affiliate of such an entity, at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in the three preceding bullets, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board is substantially equivalent to any award being replaced.

Under the Amended and Restated 2006 Equity Incentive Plan, a “Covered Transaction” is a (i) sale of shares of the Company’s common stock, consolidation, merger, or similar transaction or series of related transactions in which Kohlberg Capital is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

Termination of Employment Provisions in the Company’s Amended and Restated 2006 Equity Incentive Plan

Unless the Board expressly provides otherwise, immediately upon the cessation of employment or services of a participant in the Amended and Restated 2006 Equity Incentive Plan, all awards to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When a participant’s employment or services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by a participant immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the participant’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of employment or services; and
•	In all other cases, all vested options held by the participant immediately prior to the cessation of his or her employment, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of employment or services.

Under the Amended and Restated 2006 Equity Incentive Plan, “Cause” has the same meaning as provided in the employment agreement between the participant and the Company or its affiliate, provided that if the participant is not a party to any such agreement, “Cause” means (i) the participant’s chronic alcoholism or drug addiction; (ii) fraud, embezzlement, theft, dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its affiliates by the participant; (iii) willful failure to perform, or gross negligence in the performance of, the participant’s duties and responsibilities to the Company and its affiliates; (iv) the participant’s material breach of any agreement between the participant and the Company or its affiliates, except where the breach is caused by incapacity or disability of the participant; (v) a charge, indictment or conviction of, or plea of nolo contendere by, the participant to a felony or other crime involving moral turpitude; (vi) the participant’s material breach of his fiduciary duties as an officer, trustee or director of the Company or any of its affiliates; (vii) the participant’s willful refusal or failure to carry out a lawful and reasonable written directive of the Board or its designee, which failure or refusal does not cease within 15 days after written notice of such failure is given to the participant by the Company; or (viii) the participant’s willful misconduct which has, or could be reasonably expected to have, a material adverse effect upon the business, interests or reputation of the Company or any of its affiliates.

The Board may provide in the case of any award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of employment or services.

Termination of Employment Provisions in Employment Agreements

Each of the named executive officers (with the exception of Mr. Stack, whose employment terminated effective upon his resignation at December 30, 2010, and who is no longer entitled to the benefits described in this section) has an employment agreement pursuant to which the Company, in the case of Messrs. Pearson, Wirth and Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman and Gilligan, must make payments and provide certain benefits upon termination of employment. If any of the current named executive officers is terminated other than for cause (as defined below) or terminates their employment for good reason, such officer is entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months (one year in the case of Mr. Kratzman), the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Gilligan) may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month (one year in the case of Mr. Kratzman) anniversary of such termination so long as the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Gilligan) releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year or 18 months in the case of Mr. Kratzman) if he is terminated by the Company (or Katonah Debt Advisors in the case of Messrs. Kratzman and Gilligan) within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

In the event of death of any of the current named executive officers, any amounts owed to the decedent under the applicable employment agreement will be paid to the decedent’s estate or to his designated successor or assigns. In the event of a disability which renders the officer unable to continue to perform substantially all of his duties and responsibilities under his employment agreement, the officer is entitled to continued payment of his base salary and benefits for up to 12 weeks of disability during any period of 365 consecutive calendar days. If the officer is unable to return to work after 12 weeks of disability, the Company, in the case of Messrs. Pearson, Wirth or Corless, or Katonah Debt Advisors, in the case of Messrs. Kratzman or Gilligan, may terminate his employment.

For purposes of the employment agreements with the current named executive officers, “cause” means (i) a repeated material failure to perform (other than by reason of disability), or gross negligence in the performance of, duties and responsibilities to the Company or any of its Affiliates which failure is not cured within thirty (30) days after written notice of such failure or negligence is delivered to the employee; (ii) a material breach of this agreement or any other agreement between the employee and the Company or any of its Affiliates which breach is not cured within thirty (30) days after written notice of such breach is delivered to the employee; or (iii) commission by the employee of a felony involving moral turpitude or fraud with respect to the Company or any of its Affiliates.

For purposes of the employment agreements with the current named executive officers, “Good Reason” means: (i) material diminution in the nature or scope of the employee’s responsibilities, duties or authority; (ii) failure by the Company to pay the minimum Bonus Compensation set forth in any year under the employee’s letter agreement if they have achieved the annual financial target referenced therein; or (iii) being required to relocate to a principal place of employment outside of the New York metropolitan area. In addition, a change in reporting relationships resulting from a Change in Control will constitute Good Reason and a termination of the employee’s employment by the employee for any reason during the 90-day period immediately following a Change in Control shall be deemed to be a termination for Good Reason.

With respect to Messrs. Kratzman and Gilligan, references to “Company” in the definitions above mean Katonah Debt Advisors.

The following table sets forth estimated payment obligations to each of the named executive officers, assuming a termination on December 31, 2010.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995

Name	Termination by Company Without Cause ($)(1)	Termination by Company for Cause ($)(2)	Change of Control ($)	Voluntary Termination ($)(3)	Disability ($)	Death ($)
Dayl W. Pearson
Severance Payment	400,000	—	850,000	—	400,000	400,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	450,000	—	450,000	—	450,000	450,000
Accrued and unused vacation time(4)	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769
Insurance benefits(5)	24,723	—	24,723	—	24,723	24,723
TOTAL:	874,723 – 905,492	0 – 30,769	1,324,723 – 1,355,492	0 – 30,769	874,723 – 905,492	874,723 – 905,492
Michael I. Wirth
Severance Payment	325,000	—	700,000	—	325,000	325,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	375,000	—	375,000	—	375,000	375,000
Accrued and unused vacation time(4)	0 – 25,000	0 – 25,000	0 – 25,000	0 – 25,000	0 – 25,000	0 – 25,000
Insurance benefits(5)	24,723	—	24,723	—	24,723	24,723
TOTAL:	724,723 – 749,723	0 – 25,000	1,099,723 – 1,124,723	0 – 25,000	724,723 – 749,723	724,723 – 749,723
E.A. Kratzman
Severance Payment	400,000	—	1,250,000 – 1,600,000	—	400,000	400,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	650,000 – 1,000,000	—	650,000 – 1,000,000	—	650,000 – 1,000,000	650,000 – 1,000,000
Accrued and unused vacation time(4)	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769
Insurance benefits(5)	24,723	—	24,723	—	24,723	24,723
TOTAL:	1,074,723 – 1,455,492	0 – 30,769	674,723 – 1,055,492	0 – 30,769	1,074,723 – 1,455,492	1,074,723 – 1,455,492
R. Jon Corless
Severance Payment	250,000	—	450,000	—	250,000	250,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—
Accrued and unpaid bonus	200,000	—	200,000	—	200,000	200,000
Accrued and unused vacation time(4)	0 – 19,231	0 – 19,231	0 – 19,231	0 – 19,231	0 – 19,231	0 – 19,231
Insurance benefits(5)	24,723	—	24,723	—	24,723	24,723
TOTAL:	474,723 – 493,954	0 – 19,231	674,723 – 693,954	0 – 19,231	474,723 – 493,954	474,723 – 493,954
Daniel P. Gilligan
Severance Payment	160,000	—	295,000	—	160,000	160,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	125,000	—	125,000	—	125,000	125,000
Accrued and unused vacation time(4)	0 – 12,308	0 – 12,308	0 – 12,308	0 – 12,308	0 – 12,308	0 – 12,308
Insurance benefits(5)	24,723	—	24,723	—	24,723	24,723
TOTAL:	309,723 – 322,031	0 – 12,308	444,723 – 457,031	0 – 12,308	309,723 – 322,031	309,723 – 322,031

(1)	Termination without cause or by the employee for good reason in the case of Messrs. Pearson, Wirth and Corless by the Company and, in the case of Messrs. Kratzman and Gilligan, by Katonah Debt Advisors. This column reflects payments to the employee for base salaries and health insurance premiums for the remaining term of their employment agreements. The Company, in the case of Messrs. Pearson, Wirth or

Corless, or Katonah Debt Advisors, in the case of Mr. Kratzman and Gilligan, has the option of waiving the non-competition provisions in the applicable employment agreement at any point after six months from the date of termination and discontinuing such payments.
(2)	In the case of Messrs. Kratzman and Gilligan, by Katonah Debt Advisors.
(3)	Voluntary termination other than for good reason.
(4)	Accrued and unused vacation time is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.
(5)	Insurance benefits are based on the December 2010 monthly payment for health and dental coverage.

Director Compensation in Fiscal Year 2010

The following table sets forth a summary of the compensation earned by the Company’s directors (other than Mr. Pearson, who is also a named executive officer and whose compensation is reflected in the Summary Compensation Table above) in 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Independent Directors
Gary Cademartori	47,250	7,320	—	54,750
C. Michael Jacobi	41,250	7,320	—	48,750
Albert G. Pastino	49,750	7,320	—	57,070
C. Turney Stevens	41,250	7,320	—	48,750
Non-Independent Directors(3)
Christopher Lacovara	—	—	—	—
Samuel P. Frieder	—	—	—	—

(1)	As of December 31, 2010, such directors had the following aggregate vested and unvested option awards outstanding and no awards of restricted stock outstanding as of that date.

Name	Option Awards Outstanding (#)
Gary Cademartori	15,000
C. Michael Jacobi	15,000
Albert G. Pastino	15,000
C. Turney Stevens	15,000
Christopher Lacovara	—
Samuel P. Frieder	—

Such awards consist of an option to purchase 5,000 shares granted to each of the Independent Directors on each of June 13, 2008, June 13, 2009 and July 22, 2010. The exercise prices of such options are $11.97, $4.93 and $4.83 per share, respectively, and each such option expires on the 10th anniversary of the applicable grant date. With respect to the July 22, 2010 award, an option to purchase 2,500 shares held by each of the Independent Directors remained unvested as of December 31, 2010 and will vest on July 22, 2011, the first anniversary of the grant date.

(2)	Amounts reflect the grant date fair value of stock options in accordance with ASC 718. Grant date fair value is based on the Binary Option Pricing Model (American, call option) pricing model for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 10, “Equity Incentive Plan — Stock Options,” to our audited consolidated financial statements included in our 2010 Annual Report on Form 10-K, filed with the SEC on March 4, 2011 (File No. 814-00735).
(3)	Messrs. Lacovara and Frieder are not Independent Directors because they are officers of the Company.

Director Compensation Policy

As compensation for serving on the Board, each of the Independent Directors received an annual fee of $27,000 in 2010. Effective as of January 1, 2011, the Board increased the annual fee payable to each Independent Director from $27,000 to $37,000. In approving this increase, the Board considered director fees paid by other comparable business development companies. In addition, each of the Independent Directors receives $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Employee directors and Non-Independent Directors do not receive compensation for serving on the Board. Independent Directors who serve on Board committees receive cash compensation in addition to the compensation they receive for service on the Board. The chairperson of the Company’s Audit Committee receives an additional $10,000 per year, the chairperson of each other committee of the Board receives an additional $5,000 per year and all committee members receive an additional $500 for each committee meeting they attend. In addition, Mr. Lacovara is entitled to an annual amount of $100,000 as compensation for his duties as Chairman of the Board. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending meetings of the Board.

Pursuant to the 2008 Non-Employee Director Plan, the Independent Directors and other directors who are not officers or employees of the Company (“Non-Employee Directors”) may be issued options to purchase our common stock as a portion of their compensation for service on the Board in accordance with the terms of exemptive relief granted by the SEC in April 2008. A description of the 2008 Non-Employee Director Plan is provided under “— Equity Incentive Plans — 2008 Non-Employee Director Plan” below. The Company is seeking approval of an amendment to the 2008 Non-Employee Director Plan at the Meeting, as further described below.

Equity Incentive Plans

Amended and Restated 2006 Equity Incentive Plan

The 2006 Equity Incentive Plan was originally approved by the Board of Managers of Kohlberg Capital, LLC on November 27, 2006 and by the members of Kohlberg Capital, LLC on December 11, 2006, prior to the conversion of Kohlberg Capital, LLC into Kohlberg Capital Corporation. Effective June 13, 2008, the 2006 Equity Incentive Plan was amended and restated pursuant to a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting. Under the Amended and Restated 2006 Equity Incentive Plan, the Company may grant options to acquire shares and, to the extent permitted by exemptive or other relief that may be granted by the SEC or its staff, other share-based awards, including without limitation restricted shares and options to acquire restricted shares. There are 2,000,000 shares of common stock currently reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. As of March 31, 2011, 333,990 shares of restricted stock were outstanding, 190,000 shares of restricted stock had vested, 23,668 shares of restricted stock had been forfeited, no options were outstanding and 1,476,010 shares were available for future grants under the Amended and Restated 2006 Equity Incentive Plan.

In accordance with the terms of the Amended and Restated 2006 Equity Incentive Plan, the Board has authorized the Compensation Committee to administer the Amended and Restated 2006 Equity Incentive Plan, but has retained the authority to make grants. In accordance with the provisions of the Amended and Restated 2006 Equity Incentive Plan, the Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees will be granted options, restricted stock and other awards;
•	the number of shares subject to options, shares of restricted stock and other awards;
•	the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;
•	the schedule upon which options become exercisable or upon which a restricted stock award vests (including any performance criteria applicable to restricted stock awards);
•	the termination or cancellation provisions applicable to options and restricted stock awards;
•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and
•	all other terms and conditions upon which each award may be granted in accordance with the Amended and Restated 2006 Equity Incentive Plan.

No participant may receive awards of options for over 1,000,000 shares of common stock or over 500,000 shares of restricted stock in any fiscal year. The aggregate number of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan may not exceed 10% of the outstanding shares on June 13, 2008, the effective date of the Amended and Restated 2006 Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Amended and Restated 2006 Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.

The Board or any committee to which the Board delegates authority may, with the consent of any adversely affected Amended and Restated 2006 Equity Incentive Plan participants and to the extent permitted by law, reprice or otherwise amend outstanding awards consistent with the terms of the Amended and Restated 2006 Equity Incentive Plan. No share may be repriced other than in accordance with the 1940 Act and the applicable shareholder approval requirements of The Nasdaq Global Select Market.

In the case of a stock dividend, stock split, recapitalization or other similar change, the number and kind of shares subject to options, shares of restricted stock and other stock-based awards then outstanding or subsequently granted under the Amended and Restated 2006 Equity Incentive Plan, the exercise price of such awards, the maximum number of shares that may be delivered under the Amended and Restated 2006 Equity Incentive Plan, and other relevant provisions shall be appropriately adjusted by the Board. The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions or dispositions of securities or property (with the exception of those that qualify as “Covered Transaction,” in which case the Board may take any one or more of the actions described above under “— Potential Payments Upon Termination or Change of Control — Termination of Employment and Change of Control Arrangements — Change of Control Arrangements in the Company’s Amended and Restated 2006 Equity Incentive Plan”), or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Amended and Restated 2006 Equity Incentive Plan. However, the exercise price of options granted under the Amended and Restated 2006 Equity Incentive Plan will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the SEC staff that the Company may do so.

2008 Non-Employee Director Plan

Effective June 13, 2008, the 2008 Non-Employee Director Plan was adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting. Under the 2008 Non-Employee Director Plan, the Company may grant options to acquire shares of the Company’s common stock to Non-Employee Directors. There are 75,000 shares of common stock currently reserved for issuance under the 2008 Non-Employee Director Plan. As of March 31, 2011, 60,000 shares were subject to outstanding options and options to acquire 15,000 shares were available for future grants under the 2008 Non-Employee Director Plan. The Company is seeking approval of an amendment to the 2008 Non-Employee Director Plan at the Meeting, as further described below.

Under the 2008 Non-Employee Director Plan, the Non-Employee Directors automatically receive options to purchase 5,000 shares of common stock on the date of each annual meeting of shareholders during the term of the plan. The options immediately vest as to one-half of the option grant and as to the remaining one-half of the option grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders, so that vesting for one hundred percent (100%) of the option grant occur one year after the date of grant so long as the Non-Employee Director remains in service on such date. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle shall automatically be granted a pro rata portion of the option grant on the date of such appointment to the Board (i.e., such Non-Employee Director will receive a grant of options for a number of shares equal to the product of (x) the number of full months remaining until the next annual meeting of shareholders divided by twelve and (y) 5,000). One-half of such pro rata grant vests immediately and the remaining one-half of such pro rata grant vests on the earlier of (i) the first anniversary of the preceding annual meeting of shareholders, or (ii) the date immediately preceding the next annual meeting of shareholders. The exercise price of an option may not be less than the current market value of, or if no such market value exists, the current net asset value of, the shares as determined in good faith by the Board on the date of grant.

In accordance with the terms of the 2008 Non-Employee Director Plan, the Board has authorized the Compensation Committee to administer the 2008 Non-Employee Director Plan, but has retained the authority to make grants. In accordance with the provisions of the 2008 Non-Employee Director Plan, the Compensation Committee will determine the terms of option awards, including:

•	the determination of which Non-Employee Directors will be granted options;
•	the number of shares subject to options;
•	the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;
•	the schedule upon which options become exercisable;
•	the termination or cancellation provisions applicable to options; and
•	all other terms and conditions upon which each option award may be granted in accordance with the 2008 Non-Employee Director Plan.

Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service, all options to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When the Non-Employee Director’s services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by the Non-Employee Director immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the Non-Employee Director’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of services; and
•	In all other cases, all vested options held by the Non-Employee Director immediately prior to the cessation of his or her services, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of services.

Under the 2008 Non-Employee Director Plan, “Cause” means (i) commission of a felony or of a crime involving moral turpitude, (ii) gross dereliction of duty or (iii) any breach of duty that is materially injurious to the business or reputation of the Company.

The Board may provide in the case of any option award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former Non-Employee Director (or, in the case of a former Non-Employee Director who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the option award not exercisable immediately prior to termination of service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of services.

The 2008 Non-Employee Director Plan has provisions relating to repricing or other amendments of outstanding awards, stock dividends, stock splits, recapitalizations or other similar changes, and “Covered Transactions” analogous to those described under “— Amended and Restated 2006 Equity Incentive Plan” above.

Equity Compensation Plan Information

During the year ended December 31, 2010, the Company did not grant any options to purchase shares of common stock or restricted stock awards under the Amended and Restated 2006 Equity Incentive Plan to its employees (other than the award of restricted stock to Mr. Kratzman described in the Grants of Plan-Based Awards in Fiscal Year 2010 table above) and no options were outstanding thereunder. During the year ended December 31, 2010, the Company granted options to purchase a total of 20,000 shares to its Independent Directors under the 2008 Non-Employee Director Plan, and options to purchase a total of 60,000 shares were outstanding thereunder as of December 31, 2010. The options have an estimated remaining contractual life of eight years and four months. During the year ended December 31, 2010, the weighted average grant date fair value per share for options granted during the period was $1.46 and no options were forfeited during the period.

The following table summarizes certain information regarding the Amended and Restated 2006 Equity Incentive Plan and the 2008 Non-Employee Director Plan as of December 31, 2010:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	60,000	$7.73	1,491,010	(2)(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	60,000	7.73	1,491,010

(1)	The Company’s Amended and Restated 2006 Equity Incentive Plan and 2008 Non-Employee Director Plan.
(2)	Subject to the following additional limitations: The aggregate number of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan may not exceed 10% of the outstanding shares on June 13, 2008, the effective date of the Amended and Restated 2006 Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Amended and Restated 2006 Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.
(3)	The 1,476,010 shares issuable under the Company’s Amended and Restated 2006 Equity Incentive Plan may be issued in the form of options, restricted stock or other stock-based awards. The 15,000 shares issuable under the Company’s 2008 Non-Employee Director Plan may currently be issued in the form of options. As further described below, the Company is seeking approval of an amendment to the 2008 Non-Employee Director Plan at the Meeting to, among other things, permit the Company to grant shares of restricted stock to Non-Employee Directors.

PROPOSAL 2:

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR PLAN

Kohlberg Capital proposes to amend and restate the 2008 Non-Employee Director Plan (the “Amended and Restated Non-Employee Director Plan”) to permit the issuance of shares of restricted stock to the Non-Employee Directors and to discontinue the issuance of options to the Non-Employee Directors. Kohlberg Capital believes that, because the market for qualified director candidates is highly competitive, Kohlberg Capital’s successful performance depends on its ability to offer fair compensation packages to its directors that are competitive with those offered by other investment management businesses. In that regard, the ability to offer equity-based compensation to its Non-Employee Directors which both aligns the behavior of Non-Employee Directors with shareholder interests and provides a retention tool, is vital to Kohlberg Capital’s future growth and success. The Company has concluded that it must provide the Non-Employee Directors with additional incentives in order to attract and retain highly qualified and motivated individuals to assist in its development. Kohlberg Capital believes that it is competing for qualified and motivated director candidates against non-BDC public companies which are permitted to offer equity compensation such as options and restricted stock.

Non-Employee Directors provide Kohlberg Capital with the skills and experience necessary for management and oversight of Kohlberg Capital’s investments and operations, and are likely to have specific experience with respect to industries in which Kohlberg Capital invests. The restricted stock to be granted to Non-Employee Directors is a necessary adjunct to the Non-Employee Directors’ fees and provide fair and reasonable compensation for the services and attention they devote to Kohlberg Capital. Kohlberg Capital’s Non-Employee Directors make a significant contribution to the management of Kohlberg Capital’s business and to the analysis and supervision of its portfolio investments. The Non-Employee Directors serve as valuable resources, whom Kohlberg Capital’s management consults for guidance regarding, among other things, operational matters, asset valuation and strategic direction.

Retention and recruitment of the best people is vital to the future success and growth of Kohlberg Capital’s business and is in the best interests of Kohlberg Capital’s shareholders. Appropriate compensation plans that support the company’s objectives and align the interests of shareholders and Non-Employee Directors are essential to long term success in the investment business in general and critical to Kohlberg Capital’s business in particular.

Kohlberg Capital believes that its ability to make restricted stock grants under the Amended and Restated Non-Employee Director Plan to Non-Employee Directors provides a means of retaining the services of current Non-Employee Directors and of attracting qualified persons to serve as Non-Employee Directors in the future. The restricted stock to be granted to Non-Employee Directors will provide significant incentives to the Non-Employee Directors to remain on the Board and to devote their best efforts to the success of Kohlberg Capital’s business and the enhancement of stockholder value in the future. The restricted stock will provide a means for the Non-Employee Directors to increase their ownership interests in Kohlberg Capital, thereby ensuring close identification of their interests with those of Kohlberg Capital and its shareholders.

Summary of the Amended and Restated Non-Employee Director Plan

The Board voted to approve the Amended and Restated Non-Employee Director Plan on March 18, 2011 and recommends approval of the Amended and Restated Non-Employee Director Plan by stockholders. The Company received exemptive relief from the SEC in August 2010 permitting the Company to grant shares of restricted stock to Non-Employee Directors as a portion of their compensation for service on the Board. The following is a summary of the material features of the Amended and Restated Non-Employee Director Plan that differ from those described under “Equity Incentive Plans — 2008 Non-Employee Director Plan” above, as it will be in effect following approval by the Company’s shareholders. It may not contain all of the information important to you. You are encouraged to read the entire Amended and Restated Non-Employee Director Plan, a copy of which appears as Annex I to this proxy statement and is incorporated by reference herein.

Number of Shares Authorized; Restricted Stock in Lieu of Options.  There are 100,000 shares of common stock authorized for issuance under the Amended and Restated Non-Employee Director Plan, which would represent 0.44% of shares of common stock outstanding as of March 31, 2011. If the shareholders approve the Amended and Restated Non-Employee Director Plan, Kohlberg Capital intends to award restricted stock to its Non-Employee Directors under the Amended and Restated Non-Employee Director Plan. The Amended and Restated Non-Employee Director Plan would supersede the 2008 Non-Employee Director Plan and no additional options would be issued to Non-Employee Directors under the Amended and Restated Non-Employee Director Plan. Options granted to Non-Employee Directors prior to the effectiveness of the Amended and Restated Non-Employee Director Plan would remain outstanding in accordance with the terms of the 2008 Non-Employee Director Plan.

Annual Grants of Restricted Stock; Vesting.  Subject to the approval of the Amended and Restated Non-Employee Director Plan by shareholders, Non-Employee Directors automatically would be granted 1,000 shares of restricted stock each year on the date of the annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders). The shares would immediately vest as to one-half of the restricted stock grant and as to the remaining one-half of the restricted stock grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders), so that vesting for one hundred percent (100%) of the restricted stock grant would occur one year after the date of grant; provided that the participant is then and since the date of grant has continuously been a Non-Employee Director. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle would automatically be granted a pro rata portion of the restricted stock grant on the date of such appointment to the Board. The grants of restricted stock to Non-Employee Directors under the Amended and Restated Non-Employee Director Plan will be automatic (subject to the authority of the Board to prevent or limit the granting of restricted stock).

Restrictions on Transfer.  Vested restricted stock may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of Kohlberg Capital, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof. Except to the extent restricted under the terms of the Amended and Restated Non-Employee Director Plan, a Non-Employee Director granted restricted stock will have all the rights of any other shareholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture restrictions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by Non-Employee Directors pursuant to the Amended and Restated Non-Employee Director Plan. Except as the Board otherwise determines, upon termination of a Non-Employee Director’s service on the Board, restricted stock for which forfeiture restrictions have not lapsed at the time of such termination shall be forfeited (unless upon such termination or within 90 days thereafter the participant becomes an officer or employee of Kohlberg Capital or rejoins the Board as a Non-Employee Director).

Plan Limitations.  The maximum aggregate amount of shares of restricted stock that may be issued under the Amended and Restated Non-Employee Director Plan together with together with any shares of restricted stock under any other Kohlberg Capital executive compensation plan (collectively, the “Plans”) will be 10% of the outstanding shares of common stock of Kohlberg Capital on the effective date of the Amended and Restated Non-Employee Director Plan plus 10% of the number of shares of Kohlberg Capital’s common stock issued or delivered by Kohlberg Capital (other than pursuant to compensation plans) during the term of the Amended and Restated Non-Employee Director Plan. For purposes of calculating compliance with this limit, Kohlberg Capital will count as restricted stock all shares of Kohlberg Capital’s common stock that are issued pursuant to the Amended and Restated Non-Employee Director Plan less any shares that are forfeited back to Kohlberg Capital and cancelled as a result of forfeiture restrictions not lapsing. The amount of voting securities that would result from the exercise of all of Kohlberg Capital’s outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Plans, at the time of issuance shall not exceed 25% of the outstanding voting securities of Kohlberg Capital (excluding restricted stock), except that if the amount of voting securities that would result from the exercise of all of Kohlberg Capital’s outstanding warrants, options and rights issued to Kohlberg Capital’s directors, officers and employees, together with any restricted stock issued pursuant to the Plans, would exceed 15% of the outstanding voting securities of Kohlberg Capital (excluding restricted stock), then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued pursuant to the Plans, at the time of issuance shall not exceed 20% of the outstanding voting securities of Kohlberg Capital (excluding restricted stock). In addition, no Non-Employee Director may be granted more than 25% of the shares of Kohlberg Capital’s common stock reserved for issuance under the Amended and Restated Non-Employee Director Plan.

Amendments.  The Board may at any time or times amend the Amended and Restated Non-Employee Director Plan or any outstanding award thereunder for any purpose which may at the time be permitted by law (however, except as otherwise expressly provided in the Amended and Restated Non-Employee Director Plan, the Board may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights thereunder, unless the Board expressly reserved the right to do so at the time of the award). To the extent such approval is required by law (as determined by the Board), any amendments to the Amended and Restated Non-Employee Director Plan will also be conditioned upon approval of the Company’s shareholders and the SEC.

Expected 2011 Issuance of Restricted Stock to Non-Employee Directors

If the Amended and Restated Non-Employee Director Plan is approved by shareholders, we expect to grant the following awards to our Non-Employee Directors in fiscal 2011:

Name and Position	Shares of Restricted Stock
C. Turney Stevens, Director	1,000
Albert G. Pastino, Director	1,000
C. Michael Jacobi, Director	1,000
Gary Cademartori, Director	1,000

THE BOARD RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR PLAN

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 15 of this proxy statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board made in 2010 with respect to the compensation of the named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation program embodies a pay-for-performance philosophy that supports Kohlberg Capital’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

THE BOARD RECOMMENDS A VOTE
“FOR”
THE ADVISORY PROPOSAL TO APPROVE
THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 4:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In this proposal, which is provided as required pursuant to Section 14A of the Exchange Act, the Board is asking shareholders to cast a non-binding, advisory vote on how frequently in the future the Company should have say-on-pay votes, such as the vote included in Proposal 3 in this proxy statement:

“RESOLVED, that the shareholders of the Company recommend, in a non-binding vote, whether an advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.”

Shareholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may indicate that you are abstaining from voting. This vote, like the say-on-pay vote itself, is not binding on the Board. The Board believes that say-on-pay votes should be held annually to give shareholders the opportunity to provide regular input on the Company’s executive compensation programs.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ONE-YEAR OPTION
AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 31, 2011, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 22,806,567 shares of common stock outstanding as of March 31, 2011.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities(1)
Principal Shareholders:
Franklin Resources, Inc.(2) One Franklin Parkway, San Mateo, California 94403-1906	1,156,016	5.1%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street, Baltimore, Maryland 21202	1,318,918	5.8%
Zazove Associates, LLC(4) 1001 Tahoe Blvd., Incline Village, Nevada 89451	4,148,392	15.4%
James A. Kohlberg(5) c/o Kohlberg & Co., L.L.C. 258 High Street, Suite 100 Palo Alto, California 94301	2,080,427	9.1%
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi(6)	26,667	*	>$100,000
Albert G. Pastino(6)	16,067	*	>$100,000
C. Turney Stevens(6)	14,000	*	>$100,000
Gary Cademartori(6)	15,194	*	>$100,000
Non-Independent Directors(7)
Christopher Lacovara(8)	577,134	2.5%	>$100,000
Dayl W. Pearson(9)	100,400	*	>$100,000
Samuel P. Frieder(8)	493,134	2.2%	>$100,000
Executive Officers
E.A. Kratzman(9)(10)	289,888	1.3%	>$100,000
Michael I. Wirth(9)(11)	64,256	*	>$100,000
R. Jon Corless(9)	42,154	*	>$100,000
Daniel P. Gilligan(9)	9,052	*	$50,001 – $100,000
Directors and Executive Officers as a Group (11 persons)	1,647,946	7.2%	>$100,000

* Less than 1%.

(1)	Based on the closing price of the Company’s common stock on March 31, 2011 ($8.26).
(2)	The information regarding Franklin Resources, Inc. is based solely on information included in Amendment No. 3 to Schedule 13G filed by Franklin Resources, Inc. with the SEC on February 4, 2011. Franklin Resources, Inc. reported that each of Charles B. Johnson and Rupert H. Johnson, Jr. owns in excess of 10% of its outstanding common stock and that Franklin Advisory Services, LLC and Franklin Templeton Portfolio Advisors, Inc. have the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 744,567 and 411,449 shares of our common stock, respectively.
(3)	The information regarding T. Rowe Price Associates, Inc. is based solely on information included in Amendment No. 4 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 10, 2011. T. Rowe Price Associates, Inc. indicated that it has sole dispositive power as to 1,318,918 shares of our common stock and has sole voting power as to 668,951 of those shares.
(4)	The information regarding Zazove Associates, LLC is based solely on information included in Schedule 13G filed by Zazove Associates, LLC with the SEC on April 7, 2011. Zazove Associates, LLC indicated that it has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 4,148,392 shares of our common stock issuable upon conversion of our 8.75% convertible notes due May 15, 2016.
(5)	Includes 1,258,000 shares of common stock held by the KKAT Entities as follows: 300,000 shares of common stock held by KKAT Acquisition Company III, LLC, 210,000 shares of common stock held by KKAT Acquisition Company IV, LLC, 221,333 shares of common stock held by KKAT Acquisition Company V, LLC, 300,000 shares of common stock held by KKAT Acquisition Company VII, LLC and 226,667 shares of common stock held by KKAT Acquisition Company VIII, LLC, as to which Mr. Kohlberg has both voting and dispositive power. Mr. Kohlberg disclaims beneficial ownership of the shares held by KKAT Acquisition Company III, LLC, KKAT Acquisition Company IV, LLC, KKAT Acquisition Company V, LLC, KKAT Acquisition Company VII, LLC and KKAT Acquisition Company VIII, LLC (collectively, the “KKAT Entities”), except to the extent of his pecuniary interest therein. Excludes shares of our common stock owned by KAT Associates, LLC. Mr. Kohlberg is a beneficiary under certain trusts that are members of KAT Associates, LLC and, as such, may have a pecuniary interest in a portion of such shares.
(6)	Includes 12,500 shares of common stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are currently exercisable or exercisable within 60 days of March 31, 2011 to each of Messrs. Jacobi, Pastino, Stevens and Cademartori.
(7)	Messrs. Lacovara, Pearson and Frieder are not Independent Directors because they are officers of the Company.
(8)	Excludes shares of common stock held by the KKAT Entities. Messrs. Lacovara and Frieder are members of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Messrs. Lacovara and Frieder disclaim beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein.
(9)	Includes 58,437, 230,179, 26,708, 6,666 and 2,334 remaining unvested shares of restricted stock granted under the Amended and Restated 2006 Equity Incentive Plan to Messrs. Pearson, Kratzman, Wirth, Corless and Gilligan, respectively. The remaining unvested shares of restricted stock granted to Mr. Pearson will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 16,666 shares, on the third anniversary of such grant date. The remaining unvested shares of restricted stock granted to Mr. Kratzman will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date; with respect to 84,889 shares, in two equal installments on each of the third and fourth anniversaries of August 5, 2009, the grant date; and with respect to 103,519 shares, in two equal installments on each of the third and fourth anniversaries of July 22, 2010, the grant date. The remaining unvested shares of restricted stock granted to Mr. Wirth will vest, with respect to 16,708 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 10,000 shares, on the third anniversary of such grant date. The remaining unvested shares of restricted stock granted to Messrs. Corless and Gilligan will vest on the third anniversary of July 1, 2008, the grant date.
(10)	Includes 2,000 shares of common stock held by Mr. Kratzman’s children who are minors and share the same household with Mr. Kratzman. Also includes 2,709 shares of common stock held by the E.A. Kratzman Marital Trust, of which Mr. Kratzman is trustee and a beneficiary.

(11)	Includes 441 shares of common stock held by Mr. Wirth, as custodian for his son and daughter under the Uniform Gifts to Minors Act, and 1,593 shares of common stock held by Mr. Wirth’s wife, for which Mr. Wirth disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of Kohlberg Capital’s common stock to file initial reports of ownership and reports of changes in ownership of Kohlberg Capital’s common stock with the SEC and, to the extent such reports are not filed through the SEC’s EDGAR system, The Nasdaq Global Select Market. The Company assists its directors and executive officers in completing and filing those reports. Kohlberg Capital is required to disclose in its annual report on Form 10-K and its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its directors and executive officers and shareholders who own more than 10% of its common stock were complied with during the last completed year, with the exception of the late reportings of a July 22, 2010 restricted stock grant on behalf of Mr. Kratzman (reported on July 27, 2010) and of July 22, 2010 options grants on behalf of Messrs. Messrs. Jacobi, Pastino, Stevens and Cademartori (reported on March 30, 2011), which resulted from an administrative oversight. In making the above statements, the Company has relied upon the written representations of its directors and Section 16 officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the Compensation Committee of the Board or the Board. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee of the Board. During 2010, the following directors served on the Compensation Committee of the Company’s Board: Gary Cademartori (Chair) and C. Turney Stevens.

TRANSACTIONS WITH RELATED PERSONS

Kohlberg Capital has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In the ordinary course of business, Kohlberg Capital enters into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.kohlbergcap.com.

PROPOSAL 5:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2009, the Audit Committee and the Independent Directors selected Deloitte & Touche LLP as the independent registered public accountant of the Company for the 2009 year. On December 10, 2009, the Company was advised by Deloitte & Touche LLP that (i) the audit report issued by Deloitte & Touche LLP accompanying the Company’s financial statements for the year ended December 31, 2008 in the Company’s Annual Report on Form 10-K for such year and (ii) Deloitte & Touche LLP’s completed interim reviews of the Company’s financial statements for the interim periods ended March 31, 2009 and June 30, 2009 in the Company’s Quarterly Reports on Form 10-Q for those respective periods should no longer be relied upon because Deloitte & Touche LLP had changed its position with respect to the appropriateness of the methodology and procedures used by the Company under FASB Accounting Standards Codification 820, formerly Statement of Financial Accounting Standards No. 157 — Fair Value Measurements, to value the Company’s investments as of the end of each of those periods and, as a result, Deloitte believed based upon such changed position and the additional information provided to Deloitte & Touche LLP by the Company following Deloitte & Touche LLP’s internal inspection process, that such financial statements contained material misstatements with respect to the value of the Company’s investments included therein.

On January 12, 2010, the Company dismissed Deloitte & Touche LLP as its registered public accounting firm. The Company took this action after discussions with the staff of the SEC regarding the provisions in the 1940 Act relating to the selection and termination of a business development company’s independent public accountants and the attendant circumstances, including the fact that on January 5, 2010, Deloitte & Touche LLP informed the Company that, as a result of and in response to a communication from the Company on January 4, 2010, Deloitte & Touche LLP had concluded that it was not currently independent with respect to the Company. On January 27, 2010, the Company engaged Grant Thornton LLP as its independent registered public accounting firm to audit its December 31, 2007 annual financial statements, as well as the Company’s December 31, 2009 and 2008 annual financial statements and to review all quarterly financial statements in these two years and in subsequent periods. With the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm, it became the Company’s principal accountant.

The Audit Committee and the Independent Directors have selected Grant Thornton LLP as the independent registered public accountant of the Company for the current fiscal year. Management expects that representatives of Grant Thornton LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For fiscal year 2010 and fiscal year 2009, Grant Thornton LLP billed to the Company the aggregate fees set out in the table below.

	2010	2009
Audit Fees(1)	$635,250	$661,658
Audit-Related Fees(2)	31,500	—
Tax Fees(3)	—	20,260
All Other Fees	—	—
Aggregate Non-Audit Fees(4)	$31,500	$20,260
Total Fees	$666,750	$681,918

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of the Company’s annual financial statements, quarterly reviews, comfort letters, statutory and regulatory filings, and consents related to stock issuances.
(2)	Audit-related fees represent services such as consultations, due diligence and attest services not required by statue or regulation.
(3)	Tax fees represent services in conjunction with preparation of the Company’s tax return.
(4)	Aggregate non-audit fees comprise audit-related fees, tax fees and all other fees.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by its independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the year ended December 31, 2010.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF
GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF
THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

Attending the Meeting

The Meeting will take place at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2012 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than December 21, 2011 and, if the date of the 2012 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2011 Annual Meeting of Shareholders, a reasonable time before the Company begins to print and send its materials for the 2012 Annual Meeting of Shareholders, and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other than Pursuant to Rule 14a-8

Under the Company’s bylaws, any shareholder of Kohlberg Capital may nominate candidates for election to the Board and bring any other matter before an annual meeting (other than the matters to be included in the Company’s proxy statement following the procedures described above) if the shareholder (i) is a shareholder of record on the date of the giving of the notice, as provided below, (ii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting and (iii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination or other proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, no less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary relating to election of directors must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a shareholder’s notice to the Secretary relating to any other matter must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The deadline for receipt of timely notice of shareholder proposals for submission to the 2012 Annual Meeting of Shareholders is March 12, 2012. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (without exhibits, unless otherwise requested), is provided to shareholders concurrently with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials.

We will provide without charge to each solicited shareholder a copy of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2010 upon written request. The written request for such exhibits should be directed to Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Michael I. Wirth, Secretary. Such request must set forth a good faith representation that the requesting party was a beneficial owner of our common stock on the Record Date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 10, 2011: The proxy statement and 2010 annual report are available at www.proxyvote.com.

General Information

Management knows of no other business which may be properly brought before the Meeting. However, if any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders may contact the Company by mail to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone as described on page 1 of this proxy statement.

By order of the Board.
Michael I. Wirth
Secretary

ANNEX I

KOHLBERG CAPITAL

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR PLAN

1. Purpose and Certain Defined Terms

The purpose of this Amended and Restated Non-Employee Director Plan (the “Plan”) is to advance the interests of the Company (as defined below) by providing for the grant to Non-Employee Directors (as defined below) of Restricted Shares (as defined below) (the “Awards”) to the extent permitted by exemptive or other relief that may be granted by the Securities and Exchange Commission (the “Commission”). The Plan is an amendment and restatement of the 2008 Non-Employee Director Plan (the “Prior Plan”) as adopted on February 5, 2008, and is effective as described in Section 3 below. At all times during such periods as the Company qualifies or intends to qualify as a “business development company” under the Investment Company Act of 1940, as amended (the “1940 Act”), the terms of the Plan shall be construed so as to conform to the share-based compensation requirements applicable to “business development companies” under the 1940 Act. Any Non-Employee Director selected to receive an Award under the Plan is referred to as a “participant.”

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Board” means the board of directors of the Corporation.

“Company” means the Corporation.

“Continuous Service” means a participant’s uninterrupted service with the Company as a Non-Employee Director.

“Corporation” means Kohlberg Capital Corporation, a Delaware corporation.

“Employee Plan” means the Company’s 2006 Equity Incentive Plan, as amended from time to time.

“Executive Compensation Plans” means the Plan, together with any Company executive compensation plan that did, does, or may in the future, exist.

“Non-Employee Director” means any director of the Company who is not an employee or officer of the Company.

“Restricted Shares” means an award of Shares for so long as the Shares remain subject to restrictions requiring that they be forfeited to the Corporation if specified conditions are not satisfied.

“Shares” means the common stock, $.01 par value per share, of the Corporation.

“Shareholders” means the shareholders of the Corporation.

2. Administration

The Plan shall be administered by the Board unless and until it delegates administration to a committee as provided herein. The Board shall have discretionary authority, subject to the express provisions of the Plan, (a) subject to Section 9(b), to grant Awards to such Eligible Persons (defined below in Section 5 hereof) as the Board may select; (b) to prescribe the form or forms of any instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 9(a) hereof, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him or her under an Award, to waive any condition or provision of an Award, and to amend or cancel any Award (and if an Award is canceled, to grant a new Award on such terms as the Board shall specify), provided that the Board may not take any action with respect to an outstanding Award that would adversely affect the rights of the participant under such Award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Sections 4(d) and 6(e) hereof or by applicable law.

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee.

Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Effective Date and Term of Plan

The Board adopted the Prior Plan on February 5, 2008 and amended and restated the Prior Plan on December 19, 2008. The Plan shall become effective on the date (the “Effective Date”) on which it is approved by the Shareholders of the Company subject to the Company previously having received an order of the Commission that permits such Award or grants. For the avoidance of doubt, all option Awards made under the Prior Plan as in force prior to the Effective Date are governed in all respects by the terms of the Prior Plan and shall be construed accordingly.

No Awards shall be granted under the Plan after the fifth anniversary of the Effective Date, but Awards granted prior to the Effective Date may extend beyond that date.

4. Shares Subject to the Plan

(a) Number of Shares.  Subject to adjustment as provided in Section 4(d), the aggregate number of Shares that may be the subject of Awards granted under the Plan shall be 100,000. If any Restricted Share Award granted under the Plan is forfeited, the number of Shares as to which such Restricted Share Award was granted shall be available for future grants.

(b) Shares to be Delivered.  Shares delivered under the Plan shall be authorized but unissued Shares, or if the Board so decides in its sole discretion, previously issued Shares acquired by the Company and held in its treasury. Any Shares acquired by the Company will be acquired in accordance with the 1940 Act, including Section 23 of the 1940 Act. No fractional Shares shall be delivered under the Plan.

(c) Limits on Number of Awards.  The maximum amount of Restricted Shares that may be issued under the Executive Compensation Plans will be 10% of the outstanding Shares on the Effective Date, plus 10% of the number of Shares issued or delivered by the Company (other than pursuant to the Executive Compensation Plans) during the term of the Plan. No one person shall be granted more than 25% of the Restricted Shares reserved for issuance under this Plan. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Executive Compensation Plans, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company (excluding the Restricted Shares), except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees (not including any warrants, options or rights issued to Shareholders of the Company generally), together with any Restricted Shares issued pursuant to the Executive Compensation Plans, would exceed 15% of the outstanding voting securities of the Company (excluding the Restricted Shares), then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Executive Compensation Plans, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company (excluding the Restricted Shares).

(d) Changes in Shares.  In the event of a Share dividend, Share split or combination of Shares, recapitalization, or other change in the Shares, the number and kind of Shares or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the maximum number of Shares that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding Awards and the terms of outstanding Awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(e)), acquisitions or dispositions of securities or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan. References in the Plan to Shares will be construed to include any units, any stock or any other securities resulting from an adjustment pursuant to this Section 4(d).

5. Eligibility for Awards

Persons eligible to receive Awards under the Plan (“Eligible Persons”) shall be Non-Employee Directors.

6. Terms and Conditions of Awards

(a) Awards.  Each Award shall contain such terms and conditions as the Board shall deem appropriate. No Awards of Restricted Shares shall be granted prior to the Effective Date.

(b) Amounts; Vesting of Awards.  Subject to Section 9(b), on and after the Effective Date, each Non-Employee Director who is a director of the Company on the date of each annual meeting of Shareholders or meeting in lieu of the annual meeting of Shareholders (including any annual meeting or meeting in lieu of the annual meeting occurring on the Effective Date), shall automatically be granted 1,000 Restricted Shares on the date of each such annual meeting of Shareholders during the term of the Plan, or if no such meeting be held in a year, then on the anniversary of the prior annual meeting or meeting in lieu of the annual meeting. Such Awards shall immediately vest as to one-half of the Restricted Share grant and as to the remaining one-half of the Restricted Share grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of Shareholders (or meeting in lieu of the annual meeting of Shareholders), so that vesting for one hundred percent (100%) of the Restricted Share grant shall occur one year after the date of grant, provided that the participant is then and since the date of grant has continuously been a Non-Employee Director (subject to Section 7 hereof). Subject to Section 9(b), if the Effective Date is a date other than the date of annual meeting of Shareholders, each Non-Employee Director who is a director of the Company on the Effective Date shall automatically be granted on the Effective Date a pro rata portion of the Restricted Shares Award (i.e., each Non-Employee Director will receive a grant of Restricted Shares equal to the product of (x) the number of full months remaining until the next annual meeting of Shareholders (or meeting in lieu of the annual meeting of Shareholders) divided by twelve and (y) 1,000). One-half of such pro rata grant will vest immediately and the remaining one-half of such pro rata grant will vest on the earlier of (i) the first anniversary of the preceding annual meeting of Shareholders (or the preceding meeting in lieu of the annual meeting of Shareholders), or (ii) the date immediately preceding the next annual meeting of Shareholders (or the next meeting in lieu of the annual meeting of Shareholders); provided that the participant is then and since the date of such pro-rata grant has continuously been a Non-Employee Director (subject to Section 7 hereof). In addition, subject to Section 9(b), a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle shall automatically be granted a pro rata portion of the Restricted Share Award (if the date of such appointment is on or after the Effective Date) on the date of such appointment to the Board (i.e., such Non-Employee Director will receive a grant of Restricted Shares equal to the product of (x) the number of full months, if any, remaining until the next annual meeting of Shareholders (or the next annual meeting in lieu of the annual meeting of Shareholders) divided by twelve and (y) 1,000). One-half of such pro rata grant will vest immediately and the remaining one-half of such pro rata grant will vest on the earlier of (i) the first anniversary of the preceding annual meeting of Shareholders (or the preceding meeting in lieu of the annual meeting of Shareholders), or (ii) the date immediately preceding the next annual meeting of Shareholders (or meeting in lieu of the annual meeting of Shareholders), provided that the participant is then and since the date of such pro-rata grant has continuously been a Non-Employee Director (subject to Section 7 hereof).

(c) Rights as Shareholder.  A participant shall not have the rights of a Shareholder with regard to Awards under the Plan except as to Shares actually received by him or her under the Plan.

(d) Nontransferability of Awards.  No unvested Restricted Shares may be transferred. Vested Restricted Shares may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

(e) Mergers, etc.  To the extent permitted under the 1940 Act, the following provisions shall apply in the event of a Covered Transaction (as defined below).

(1)  Subject to subparagraph (2) below, all outstanding Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction (as defined in subparagraph (3) herein), provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction remove any conditions or restrictions on any Award; or

(2)  With respect to an outstanding Award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or any affiliate of such an entity, the Board may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in subparagraph (1) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement Award which, in the judgment of the Board is substantially equivalent to any Award being replaced.

(3)  For purposes of this Section 6(e), a “Covered Transaction” is a (i) Share sale, consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(f) Compliance with Law; Commission Approval.  At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Award may be granted under the Plan if the grant or terms of such Award would cause the Company to violate any provision of the 1940 Act applicable to “business development companies,” and, if approved for grant, such an Award will be void and of no effect. Subject to Section 9(b), the grants of Awards under the Plan will be automatic and will not be changed without shareholder approval.

7. Termination of Continuous Service

Unless the Board expressly provides otherwise, immediately upon the cessation of the participant’s service as a Non-Employee Director (unless upon such termination or within 90 days thereafter the participant becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director) all Awards, to the extent not already vested, will be forfeited. If a participant ceases providing services as a Non-Employee Director but within 90 days of such cessation becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director, such participant shall vest in any unvested Restricted Shares on the later of (i) the next annual shareholders meeting (in accordance with Section 6(b) hereof) or (ii) the date on which such participant becomes an officer or employee of th Company or rejoins the Board as a Non-Employee Director.

8. Rights

Neither the adoption of the Plan nor the grant of Awards shall confer upon any participant any right to continue as a Non-Employee Director (or in any other capacity) of the Company, its parent, or any subsidiary or affect in any way the right of the Company, its parent, or a subsidiary to terminate the participant’s relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

9. Discontinuance, Cancellation, Amendment, and Termination; Board Review

(a) The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan the Board may not, without the participant’s consent, alter the terms of an Award so as to affect adversely the participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon approval of Shareholders and the Commission only to the extent, if any, such approval is required by law (including the Code), as determined by the Board.

(b) The Board shall review the Plan from time to time and at least annually, its reviews to include an assessment of the potential impact that Awards made or scheduled to be made under the Plan may have on the Company’s earnings and net-asset value per Share. The Board is authorized to take appropriate steps to ensure that the granting of Awards would not have an effect contrary to the interests of Shareholders, including the authority to limit or eliminate the automatic granting of additional Awards pursuant to Section 6(b). The Board shall maintain adequate records of any reviews conducted pursuant to this Section 9(b). For the avoidance of doubt, any action by the Board pursuant to this Section 9(b) that would affect an already outstanding Award shall, to that extent, be subject to the limitations of Section 9(a).

10. Waiver of Jury Trial

By accepting an Award under the Plan, each participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

11. Legal Conditions on Delivery of Shares

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

KOHLBERG CAPITAL CORPORATION
ATTN: DENISE RODRIGUEZ
295 MADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Albert G. Pastino 02 C. Michael Jacobi 03 Samuel P. Frieder

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 To recommend, in a non-binding vote, the frequency of an advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000103917_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

KOHLBERG CAPITAL CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE ANNUAL MEETING
June 10, 2011 9:00 AM

The undersigned hereby constitutes and appoints Dayl W. Pearson and Michael I. Wirth, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2011 Annual Meeting of Shareholders of Kohlberg Capital Corporation to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 on Friday, June 10, 2011 and at any adjournments thereof on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR ONE YEAR on proposal 4, and FOR all other proposals.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000103917_2 R1.0.0.11699